                                                                    EXHIBIT 10.6


                        MASTER CREDIT FACILITY AGREEMENT


                                 BY AND BETWEEN


   SUNRISE RIVERSIDE ASSISTED LIVING, L.P., a California limited partnership,


  SUNRISE PARMA ASSISTED LIVING, L.L.C., a Virginia limited liability company,


SUNRISE WILTON ASSISTED LIVING, L.L.C., a Connecticut limited liability company,


  SUNRISE WALL ASSISTED LIVING, L.L.C., a New Jersey limited liability company,


  SUNRISE WESTON ASSISTED LIVING, LIMITED PARTNERSHIP, a Massachusetts limited partnership


                                       AND


                          GLASER FINANCIAL GROUP, INC.


                                   dated as of


                                NOVEMBER 29, 2001

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
MASTER CREDIT FACILITY AGREEMENT..................................................................................1
ARTICLE 1 THE COMMITMENT..........................................................................................2
   SECTION 1.01.        The Commitment............................................................................2
   SECTION 1.02.        Requests for Advances.....................................................................2
   SECTION 1.03.        Maturity Date of Advances.................................................................2
   SECTION 1.04.        Interest on Advances......................................................................3
   SECTION 1.05.        Coupon Rates for Advances.................................................................4
   SECTION 1.06.        Notes.....................................................................................4
   SECTION 1.07.        Extension of Variable Facility Termination Date...........................................5
   SECTION 1.08.        Conversion from Variable Facility Commitment to Fixed Facility Commitment.................5
   SECTION 1.09.        Limitations on Right to Convert...........................................................6
   SECTION 1.10.        Conditions to Conversion..................................................................6
ARTICLE 2 THE ADVANCES............................................................................................6
   SECTION 2.01.        Rate Setting for an Advance...............................................................6
   SECTION 2.02.        Advance Confirmation Instrument for Variable Advances.....................................7
   SECTION 2.03.        Breakage and other Costs..................................................................7
   SECTION 2.04.        Advances..................................................................................7
   SECTION 2.05.        Determination of Allocable Facility Amount and Valuations.................................8
ARTICLE 3 COLLATERAL CHANGES......................................................................................9
   SECTION 3.01.        Right to Add Collateral...................................................................9
   SECTION 3.02.        Procedure for Adding Collateral...........................................................9
   SECTION 3.03.        Right to Obtain Releases of Collateral...................................................10
   SECTION 3.04.        Procedure for Obtaining Releases of Collateral...........................................10
   SECTION 3.05.        Right to Substitute Collateral...........................................................11
   SECTION 3.06.        Procedure for Substituting Collateral....................................................11
ARTICLE 4 EXPANSION OF CREDIT FACILITY...........................................................................13
   SECTION 4.01.        Right to Increase Commitment.............................................................13
   SECTION 4.02.        Procedure for Obtaining Increases in Commitment..........................................13
ARTICLE 5 TERMINATION OF FACILITIES..............................................................................14
   SECTION 5.01.        Right to Complete or Partial Termination of Facilities...................................14
   SECTION 5.02.        Procedure for Complete or Partial Termination of Facilities..............................14
   SECTION 5.03.        Right to Terminate Credit Facility.......................................................14
   SECTION 5.04.        Procedure for Terminating Credit Facility................................................15
ARTICLE 6 CONDITIONS PRECEDENT TO ALL REQUESTS...................................................................15
   SECTION 6.01.        Conditions Applicable to All Requests....................................................15
   SECTION 6.02.        Conditions Precedent to Initial Advance..................................................17
   SECTION 6.03.        Conditions Precedent to Future Advances..................................................17
   SECTION 6.04.        Conditions Precedent to Addition of an Additional Mortgaged Property to the
   Collateral Pool...............................................................................................18

   SECTION 6.05.        Conditions Precedent to Release of Property from the Collateral Pool.....................19
   SECTION 6.06.        Conditions Precedent to Substitution of a Substitute Mortgaged Property into the
   Collateral Pool...............................................................................................20
   SECTION 6.07.        Conditions Precedent to Increase in Commitment...........................................21
   SECTION 6.08.        Conditions Precedent to Conversion.......................................................22
   SECTION 6.09.        Conditions Precedent to Complete or Partial Termination of Facilities....................22
   SECTION 6.10.        Conditions Precedent to Termination of Credit Facility...................................23
   SECTION 6.11.        Delivery of Closing Documents Relating to Advance Request, Addition Request or
   Expansion Request.............................................................................................23
   SECTION 6.12.        Delivery of Property-Related Documents...................................................23
ARTICLE 7 REPRESENTATIONS AND WARRANTIES.........................................................................24
   SECTION 7.01.        Representations and Warranties of Borrower...............................................24
   SECTION 7.02.        Representations and Warranties of Lender.................................................24
ARTICLE 8 AFFIRMATIVE COVENANTS OF BORROWER......................................................................25
   SECTION 8.01.        Compliance with Agreements...............................................................25
   SECTION 8.02.        Maintenance of Existence.................................................................25
   SECTION 8.03.        Financial Statements; Accountants' Reports; Other Information............................25
   SECTION 8.04.        Access to Records; Discussions With Officers and Accountants.............................27
   SECTION 8.05.        Certificate of Compliance................................................................27
   SECTION 8.06.        Maintain Licenses........................................................................28
   SECTION 8.07.        Inform Lender of Material Events.........................................................28
   SECTION 8.08.        Compliance with Applicable Laws..........................................................29
   SECTION 8.09.        Alterations to the Mortgaged Properties..................................................29
   SECTION 8.10.        Loan Document Taxes......................................................................30
   SECTION 8.11.        Further Assurances.......................................................................30
   SECTION 8.12.        Transfer of Ownership Interest of Borrower and Sunrise...................................30
   SECTION 8.13.        Transfer of Ownership of Mortgaged Property..............................................32
   SECTION 8.14.        Change in Senior Management..............................................................33
   SECTION 8.15.        Date-Down Endorsements...................................................................33
   SECTION 8.16.        Ownership of Mortgaged Properties........................................................33
   SECTION 8.17.        Compliance with Net Worth Test...........................................................33
   SECTION 8.18.        Compliance with Liquidity Test...........................................................33
   SECTION 8.19.        Facility Balancing.......................................................................33
ARTICLE 9 NEGATIVE COVENANTS OF BORROWER.........................................................................34
   SECTION 9.01.        Other Activities.........................................................................34
   SECTION 9.02.        Liens....................................................................................34
   SECTION 9.03.        Indebtedness.............................................................................34
   SECTION 9.04.        Principal Place of Business..............................................................34
   SECTION 9.05.        Condominiums.............................................................................35
   SECTION 9.06.        Restrictions on Partnership Distributions................................................35
ARTICLE 10 FEES..................................................................................................35
   SECTION 10.01.       Standby Fee..............................................................................35
   SECTION 10.02.       Origination Fee..........................................................................35
   SECTION 10.03.       Due Diligence Fees.......................................................................35
   SECTION 10.04.       Legal Fees and Expenses..................................................................36

   SECTION 10.05.       Failure to Close any Request.............................................................36
ARTICLE 11 EVENTS OF DEFAULT.....................................................................................36
   SECTION 11.01.       Events of Default........................................................................36
ARTICLE 12 REMEDIES..............................................................................................38
   SECTION 12.01.       Remedies; Waivers........................................................................38
   SECTION 12.02.       Waivers; Rescission of Declaration.......................................................39
   SECTION 12.03.       Lender's Right to Protect Collateral and Perform Covenants and Other Obligations.........39
   SECTION 12.04.       No Remedy Exclusive......................................................................40
   SECTION 12.05.       No Waiver................................................................................40
   SECTION 12.06.       No Notice................................................................................40
ARTICLE 13 RIGHTS OF FANNIE MAE..................................................................................40
   SECTION 13.01.       Special Pool Purchase Contract...........................................................40
   SECTION 13.02.       Assignment of Rights.....................................................................40
   SECTION 13.03.       Release of Collateral....................................................................41
   SECTION 13.04.       Replacement of Lender....................................................................41
   SECTION 13.05.       Fannie Mae and Lender Fees and Expenses..................................................41
   SECTION 13.06.       Third-Party Beneficiary..................................................................41
ARTICLE 14 INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES.................................................41
   SECTION 14.01.       Insurance and Real Estate Taxes..........................................................41
   SECTION 14.02.       Replacement Reserves.....................................................................42
ARTICLE 15 PERSONAL LIABILITY OF THE BORROWER....................................................................42
   SECTION 15.01.       Personal Liability of the Borrower.......................................................42
ARTICLE 16 INTENTIONALLY OMITTED.................................................................................42
ARTICLE 17 MISCELLANEOUS PROVISIONS..............................................................................42
   SECTION 17.01.       Counterparts.............................................................................42
   SECTION 17.02.       Amendments, Changes and Modifications....................................................43
   SECTION 17.03.       Payment of Costs, Fees and Expenses......................................................43
   SECTION 17.04.       Payment Procedure........................................................................44
   SECTION 17.05.       Payments on Business Days................................................................44
   SECTION 17.06.       Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.............................44
   SECTION 17.07.       Severability.............................................................................45
   SECTION 17.08.       Notices..................................................................................46
   SECTION 17.09.       Further Assurances and Corrective Instruments............................................47
   SECTION 17.10.       Term of this Agreement...................................................................48
   SECTION 17.11.       Assignments; Third-Party Rights..........................................................48
   SECTION 17.12.       Headings.................................................................................48
   SECTION 17.13.       General Interpretive Principles..........................................................48
   SECTION 17.14.       Interpretation...........................................................................48
   SECTION 17.15.       Standards for Decisions, Etc.............................................................49
   SECTION 17.16.       Decisions in Writing.....................................................................49
   SECTION 17.17.       Requests.................................................................................49

                                    EXHIBITS

EXHIBIT A         Schedule of Initial Mortgaged Properties and Initial
                  Valuations
EXHIBIT B         Fixed Facility Note
EXHIBIT C         Variable Facility Note
EXHIBIT D         Certificate of Borrower
EXHIBIT E         Guaranty
EXHIBIT F         Compliance Certificate
EXHIBIT G-1       Organizational Certificate (Borrower)
EXHIBIT G-2       Organizational Certificate (Guarantor)
EXHIBIT H         Conversion Request
EXHIBIT I         Master Credit Facility Agreement Conversion Amendment
EXHIBIT J         Rate Form
EXHIBIT K         Advance Confirmation Instrument
EXHIBIT L         Advance Request
EXHIBIT M         Request
EXHIBIT N         Confirmation of Obligations
EXHIBIT O         Expansion Request
EXHIBIT P         Facility Termination Request
EXHIBIT Q         Amendment to Master Credit Facility Agreement
EXHIBIT R         Credit Facility Termination Request

APPENDIX I        Definitions

                        MASTER CREDIT FACILITY AGREEMENT


         THIS MASTER CREDIT FACILITY AGREEMENT is made as of the 29th day of November, 2001 by and among (a) (i) SUNRISE RIVERSIDE ASSISTED LIVING, L.P., a California limited partnership ("Riverside"), (ii) SUNRISE PARMA ASSISTED LIVING, L.L.C., a Virginia limited liability company ("Parma"), (iii) SUNRISE WILTON ASSISTED LIVING, L.L.C., a Connecticut limited liability company ("Wilton"), (iv) SUNRISE WALL ASSISTED LIVING, L.L.C., a New Jersey limited liability company ("Wall"), and (v) SUNRISE WESTON ASSISTED LIVING, LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Weston") (individually and collectively, Riverside, Parma, Wilton, Wall and Weston, "Borrower"), and (b) GLASER FINANCIAL GROUP, INC., a Minnesota corporation ("Lender").

                                    RECITALS

         A. Borrower owns one or more Multifamily Residential Properties (unless otherwise defined or the context clearly indicates otherwise, capitalized terms shall have the meanings ascribed to such terms in Appendix I of this Agreement) as more particularly described in Exhibit A to this Agreement.

         B. Borrower has requested that Lender establish a $60,000,000 Credit Facility in favor of Borrower, comprised initially of a $60,000,000 Variable Facility, all or part of which can be converted to a Fixed Facility in accordance with, and subject to, the terms and conditions of this Agreement.

         C. To secure the obligations of Borrower under this Agreement and the other Loan Documents issued in connection with the Credit Facility, Borrower shall create a Collateral Pool in favor of Lender. The Collateral Pool shall be comprised of (i) Security Instruments on the Multifamily Residential Properties listed on Exhibit A and (ii) any other Security Documents executed by Borrower pursuant to this Agreement or any other Loan Documents.

         D. Each Security Document shall be cross-defaulted (i.e., a default under any Security Document, or under this Agreement, shall constitute a default under each Security Document, and this Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of Borrower's obligations under this Agreement and the other Loan Documents) and it is the intent of the parties to this Agreement that Lender may accelerate any Note without needing to accelerate any other Note and that in the exercise of its rights and remedies under the Loan Documents, Lender may, except as provided in this Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to any Mortgaged Property without needing to exercise and perfect its rights and remedies with respect to any other Mortgaged Property and that any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property and that Lender may recover an amount equal to the full amount outstanding in respect of any of the Notes in connection with such exercise and any such amount shall be applied as determined by Lender in its sole and absolute discretion.

         E. Subject to the terms, conditions and limitations of this Agreement, Lender has agreed to establish the Credit Facility.

         NOW, THEREFORE, Borrower and Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree as follows:


                                    ARTICLE 1

                                 THE COMMITMENT

         SECTION 1.01. The Commitment.

         Subject to the terms, conditions and limitations of this Agreement:

                  (a) Variable Facility Commitment. Lender agrees to make Variable Advances to Borrower from time to time during the Variable Facility Availability Period. The aggregate principal balance of the Variable Advances Outstanding at any time shall not exceed the Variable Facility Commitment. Borrower may re-borrow any part of the Variable Advances which it has previously borrowed and repaid.

                  (b) Fixed Facility Commitment. Lender agrees to make Fixed Advances to Borrower from time to time during the Fixed Facility Availability Period. The aggregate original principal of the Fixed Advances shall not exceed the Fixed Facility Commitment. The borrowing of a Fixed Advance shall permanently reduce the Fixed Facility Commitment by the original principal amount of such Fixed Advance. Borrower may not re-borrow any part of the Fixed Advance which it has previously borrowed and repaid.

         SECTION 1.02. Requests for Advances.

         Borrower shall request an Advance by giving Lender an Advance Request in accordance with Section 2.04. The Advance Request shall indicate whether the Request is for a Fixed Advance, a Variable Advance or both.

         SECTION 1.03. Maturity Date of Advances.

                  (a) Variable Advances. The MBS Issue Date shall be the first day of a month and the maturity date of the MBS funding each Variable Advance shall be specified by Borrower in its Advance Request, which date shall be:

                           (i) no earlier than the date which completes one full
month after the MBS Issue Date; and

                           (ii) no later than the date which completes nine full
months after the MBS Issue Date.

         For these purposes, a year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 1 shall be December 1; and the date which completes three full months after January 1 shall be April 1.

         No principal payments in respect of any Variable Advance shall be due prior to the maturity date of such Variable Advance.

                  (b) Fixed Advances; Amortization Period. The maturity date of each Fixed Advance shall be specified by Borrower, provided that such maturity date shall be the 5th, 7th or 10th anniversary of the making of such Fixed Advance, provided that in no event shall the maturity date of any Fixed Advance be later than the 10th anniversary of the Initial Closing Date. The principal of each Fixed Advance shall be amortized on a 25-year schedule.

                  (c) Prepayment. Fixed Advances are not prepayable at any time, provided that, notwithstanding the foregoing, Borrower (i) may prepay not less than all of any Fixed Advance during the last ninety (90) days of the term of such Fixed Advance, and (ii) may prepay not less than all of any Fixed Advance pursuant to the yield maintenance provisions of the Fixed Facility Note.

         SECTION 1.04. Interest on Advances.

                  (a) Partial Month Interest. Notwithstanding anything to the contrary in this Section, if an Advance is not made on the first day of a calendar month, and the MBS Issue Date is the first day of the month following the month in which the Advance is made, Borrower shall pay interest on the original stated principal amount of the Advance for the partial month period commencing on the Closing Date for the Advance and ending on the last day of the calendar month in which the Closing Date occurs, (i) for a Variable Advance at a rate per annum equal to the greater of (1) the Coupon Rate as determined in accordance with Section 1.05(a) and (2) a rate determined by Lender, based on Lender's cost of funds and approved in advance, in writing, by Borrower, pursuant to the procedures mutually agreed upon by Borrower and Lender, and (ii) for a Fixed Advance at a rate, per annum equal to the greater of (1) the interest rate for the described in subsection (c)(i) of this Section and (2) a rate determined by Lender, based on Lender's cost of funds, and approved in advance, in writing, by Borrower, pursuant to procedures mutually agreed upon by Borrower and Lender.

                  (b) Variable Advances.

                           (i) Discount. Each Variable Advance shall be a
discount loan. The original stated principal amount of a Variable Advance shall be the sum of the Price and the Discount. The Price and Discount of each Variable Advance shall be determined in accordance with the procedures set out in Section 2.01. The proceeds of the Variable Advance made available by Lender to Borrower will equal the original stated principal amount of the Variable Advance. Borrower shall pay to Lender, in advance of Lender making a Variable Advance requested by Borrower, the entire Discount for the Variable Advance. On the maturity of each Variable Advance, the Borrower shall pay the Lender an amount equal to the original stated principal amount of such Variable Advance.

                           (ii) Variable Facility Fee. In addition to paying the
Discount and the partial month interest, if any, Borrower shall pay monthly installments of the Variable Facility Fee to Lender for each Variable Advance from the applicable MBS Issue Date to its maturity date. The Variable Facility Fee shall be payable in advance, in accordance with the terms of the Variable Facility Note. The first installment shall be payable on or prior to the Closing Date for the Variable Advance and shall apply to the first full calendar month of such MBS. Subsequent installments shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such MBS, to its maturity date. Each installment of the Variable Facility Fee shall be in an amount equal to the product of (1) the Variable Facility Fee, (2) the original stated principal amount of the Variable Advance, and (3) 1/12.

                  (c) Fixed Advances.

                           (i) Annual Interest Rate. Each Fixed Advance shall
bear interest at a rate, per annum, equal to the sum of (1) the MBS Pass-Through Rate for such Fixed Advance and (2) the Fixed Facility Fee.

                           (ii) Fixed Facility Fee. In addition to paying the
partial month interest, if any, Borrower shall pay monthly installments of the MBS Pass-Through Rate and the Fixed Facility Fee to Lender for each Fixed Advance from the applicable MBS Issue Date to its maturity date. The MBS Pass-Through Rate and the Fixed Facility Fee shall be payable in arrears, in accordance with the terms of the Fixed Facility Note. The first installment shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such MBS, to its maturity date. Each installment of the Fixed Facility Fee shall be in an amount equal to the product of (1) the Fixed Facility Fee, (2) the amount of the Fixed Advance, and
(3) 1/12.

         SECTION 1.05. Coupon Rates for Advances.

                  (a) Variable Advances. The Coupon Rate shall equal the sum of
(1) an interest rate as determined by Lender (rounded to three places) payable for the MBS pursuant to the MBS Commitment ("MBS Imputed Interest Rate") and (2) the Variable Facility Fee.

                  (b) Fixed Advances. The Coupon Rate shall be the rate of interest applicable to such Fixed Advance pursuant to Section 1.04(c)(i).

         SECTION 1.06. Notes.

                  (a) Variable Advances. The obligation of Borrower to repay shall be evidenced by the Variable Facility Note. The Variable Facility Note shall be payable to the order of Lender and shall be made in the amount of the Variable Facility Commitment.

                  (b) Fixed Advances. The obligation of Borrower to repay shall be evidenced by the Fixed Facility Notes. The Fixed Facility Notes shall be payable to the order of Lender and shall be made in the original principal amount of each Fixed Advance.

         SECTION 1.07. Extension of Variable Facility Termination Date.

         Borrower shall have the right to extend the Variable Facility Termination Date for one (1) five (5) year period ("Extension") upon satisfaction of each of the following conditions:

                  (a) Borrower provides written notice requesting the Extension ("Extension Notice") to Lender not less than 30 nor more than 360 days prior to the then effective Variable Facility Termination Date.

                  (b) No Event of Default or Potential Event of Default exists on either the date the Extension Notice is given or on the then effective Variable Facility Termination Date.

                  (c) All of the representations and warranties of Borrower contained in Article 7 of this Agreement and the other Loan Documents are true and correct in all material respects on the date the Extension Notice is given and on the then effective Variable Facility Termination Date.

                  (d) Borrower is in compliance with all of the covenants contained in Articles 8 and 9 on the date the Extension Notice is given and on the then effective Variable Facility Termination Date.

         Upon receipt of the Extension Notice and upon compliance with conditions set forth above, the Variable Facility Termination Date shall be extended for five (5) years on the terms and conditions contained in this Agreement and the other Loan Documents. The Variable Facility Fee and the Standby Fee applicable to the Variable Facility during the Extension shall be as agreed to by the parties prior to the Extension.

         SECTION 1.08. Conversion from Variable Facility Commitment to Fixed Facility Commitment.

         Except as provided in Section 1.09, Borrower shall have the right, from time to time during the Fixed Facility Availability Period, to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment. The Variable Facility Commitment shall be reduced by, and the Fixed Facility Commitment shall be increased by, the amount of each conversion.

                  (a) Request. To convert all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment, Borrower shall deliver a Conversion Request to Lender. Each Conversion Request shall designate (1) the amount of the conversion and (2) any Variable Advances Outstanding which will be prepaid on or before the Closing Date for the conversion as required by Section 1.09(c).

                  (b) Closing. Subject to Section 1.09 and provided that all conditions contained in Section 1.10 are satisfied, Lender shall permit the requested conversion to close at offices designated by Lender on a Closing Date selected by Lender, and occurring within 30 Business Days after Lender's receipt of the Conversion Request (or on such other date as

Borrower and Lender may agree). At the closing, Lender and Borrower shall execute and deliver, at the sole cost and expense of Borrower, in form and substance satisfactory to Lender, the Conversion Documents.

         SECTION 1.09. Limitations on Right to Convert.

         Borrower's right to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the following limitations:

                  (a) Closing Date. The Closing Date shall occur during the Fixed Facility Availability Period.

                  (b) Minimum Request. Each Conversion Request shall be in the minimum amount of $5,000,000.

                  (c) Obligation to Prepay Variable Advances. Borrower shall prepay any difference by which, after the conversion, the aggregate unpaid principal balance of all Variable Advances Outstanding will exceed the Variable Facility Commitment.

         SECTION 1.10. Conditions to Conversion.

         The conversion of all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction, on or before the Closing Date, of (a) the conditions precedent contained in Section
6.08 and (b) all applicable General Conditions contained in Section 6.01.

                                    ARTICLE 2

                                  THE ADVANCES

         SECTION 2.01. Rate Setting for an Advance.

         Rates for an Advance shall be set in accordance with the following procedures:

                  (a) Preliminary, Nonbinding Quote. At Borrower's request Lender shall quote an estimate of the MBS Pass-Through Rate (for a proposed Fixed Advance) or MBS Imputed Interest Rate (for a proposed Variable Advance). Lender's quote shall be based on (1) a solicitation of bids from institutional investors selected by Lender and (2) the proposed terms and amount of the Advance selected by Borrower. The quote shall not be binding upon Lender.

                  (b) Rate Setting. If Borrower satisfies all of the conditions to Lender's obligation to make the Advance, then Borrower may submit to Lender, by facsimile transmission before 1:00 p.m. Washington, D.C. time on any Business Day ("Rate Setting Date"), a completed and executed Rate Form. The Rate Form shall specify the amount, term, MBS Issue Date, Facility Fee, any breakage fee deposit amount, the proposed maximum Coupon Rate ("Maximum Annual Coupon Rate") and Closing Date for the Advance.

                  (c) Rate Confirmation. Within one Business Day after receipt of the Rate Form, Lender shall solicit bids from institutional investors selected by Lender based on the information in the Rate Form and, provided the actual Coupon Rate (if the low bid were accepted) would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment ("MBS Commitment") for the purchase of an MBS having the bid terms described in the related Rate Form. Lender shall then complete and countersign the Rate Form thereby confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate or MBS Pass-Through Rate, Facility Fee, Coupon Rate, Discount, Price, and Closing Date for the Advance and shall immediately deliver by facsimile transmission the Rate Form to Borrower.

         SECTION 2.02. Advance Confirmation Instrument for Variable Advances.

         On or before the Closing Date for a Variable Advance, Borrower shall execute and deliver to Lender a fully executed Advance Confirmation Instrument, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Variable Facility Fee, Coupon Rate, Discount, Price and Closing Date for the Advance, and Borrower's obligation to repay the Variable Advance in accordance with the terms of the Variable Facility Note and this Agreement. Upon the funding of the Variable Advance, Lender shall insert the date of funding on the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to Borrower to evidence the date of funding and to confirm that the Advance Confirmation Instrument is not effective until the date of funding. Lender's failure to do so shall not invalidate the Advance Confirmation Instrument or otherwise affect in any way any obligation of Borrower to repay Variable Advances in accordance with the Advance Confirmation Instrument, the Variable Facility Note or the other Loan Documents.

         SECTION 2.03. Breakage and other Costs.

         If Lender obtains, and then fails to fulfill, the MBS Commitment because the Advance is not made (for a reason other than Lender's default), Borrower shall pay all reasonable out-of-pocket costs payable to the potential investor and other reasonable costs, fees and damages incurred by Lender in connection with its failure to fulfill the MBS Commitment. Lender reserves the right to require Borrower to post a deposit at the time the MBS Commitment is obtained. Such deposit shall be refundable to Borrower upon the delivery of the related MBS.

         SECTION 2.04. Advances.

         Borrower may deliver an Advance Request to Lender.

                  (a) If the Advance Request is to obtain the Initial Advance and all conditions precedent contained in Section 6.02 and the General Conditions contained in Section 6.01 are satisfied on or before the Closing Date for the Initial Advance, Lender shall make the Initial Advance on the Initial Closing Date or on such other date as Borrower and Lender may agree.

                  (b) If the Advance Request is to obtain a Future Advance, such Advance Request shall be in the minimum amount of $3,000,000, provided that the limitation set forth in this sentence shall not apply to Future Advances made simultaneously with a Rollover Variable

Advance. Borrower may have one or more Advances of not less than $3,000,000 even though such Advances are made on the same day and mature on the same date. If all conditions precedent contained in Section 6.03 and the General Conditions contained in Section 6.01 are satisfied, Lender shall make the requested Future Advance, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, which date shall be not more than three (3) Business Days after Borrower's receipt from Lender of the confirmed Rate Form (or on such other date as Borrower and Lender may agree).

                  (c) Borrower shall be entitled, from time to time, to additional Advances based on increases in the Aggregate Loan to Value Ratio or in the Aggregate Debt Service Coverage Ratios as determined by Lender annually. The amount of such additional Advances shall be equal to the amount which, when combined with Advances already Outstanding, equals the Borrowing Up Limitation. No such additional Advances shall be permitted if the Variable Facility Commitment has been terminated, or if there are Outstanding Advances in the full amount of the Variable Facility Commitment and the Fixed Facility Commitment.

         SECTION 2.05. Determination of Allocable Facility Amount and
Valuations.

                  (a) Initial Determinations. On the Initial Closing Date, Lender shall determine (i) the Allocable Facility Amount and Valuation for each Mortgaged Property and (ii) the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio. Determinations made pursuant to the preceding sentence shall be made (i) for five and seven year Fixed Advances, based on an underwriting interest rate of 7.75%, and (ii) for 10 year Fixed Advances, based on an underwriting interest rate of 6.5%. The determinations made as of the Initial Closing Date shall remain unchanged until the first anniversary of the Initial Closing Date.

                  (b) Monitoring Determinations. (i) Once each Calendar Quarter or, if the Commitment consists only of a Fixed Facility Commitment, once each Calendar Year, within 20 Business Days after Borrower has delivered to Lender the reports required in Section 8.03, Lender shall determine the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio and calculations required in connection with the other covenants set forth in the Loan Documents, and whether the Borrower is in compliance, (ii) after the first anniversary of the Initial Closing Date, on an annual basis, and if Lender reasonably decides that changed market or property conditions warrant, Lender shall determine Allocable Facility Amounts and Valuations, (iii) Lender shall also redetermine Allocable Facility Amounts to take account of any addition, release or substitution of Collateral or other event which invalidates the outstanding determinations. In determining the Aggregate Debt Service Coverage Ratio, if the Borrower has purchased an interest rate cap that (1) is from a cap provider acceptable to Lender, in its sole discretion, (2) contains terms and conditions acceptable to Lender, in its sole discretion, and (3) is assigned to Lender as security for the Obligations, Lender shall determine the portion of the Aggregate Debt Service Coverage Ratio attributable to the Variable Facility based on the lower of (A) the actual interest rate for the Variable Facility for such period and (B) the rate provided by the interest rate cap. In determining Valuations, Lender shall use Cap Rates based on its internal survey and analysis of cap rates for comparable sales in the vicinity of the Mortgaged Property, with such adjustments as Lender deems appropriate and without any obligation to use any information provided by Borrower. If Lender is unable to determine a Cap Rate for a Mortgaged Property, Lender shall have the right, not more than once annually, to obtain a market study in order to establish a Cap Rate. Lender shall promptly disclose its determinations to Borrower. Until redetermined, the outstanding Allocable Facility Amounts and Valuations shall remain in effect. Fixed Advances based on increased Valuations or additions to the Collateral Pool and expansion of the Facility shall be based on underwriting floors determined by Lender from time to time. During the first Loan Year a Mortgaged Property is in the Collateral Pool, all calculations of Aggregate Debt Service Coverage and Aggregate Loan to Value Ratios including such Mortgaged Property shall be based on actual operations of such Mortgaged Property during the period the Mortgaged Property was in the Collateral Pool and underwriting proforma results for the remainder of such Loan Year.


                                    ARTICLE 3

                               COLLATERAL CHANGES

         SECTION 3.01. Right to Add Collateral.

         Subject to the terms and conditions of this Article, Borrower shall have the right, from time to time during the Term of this Agreement, to add Multifamily Residential Properties to the Collateral Pool.

         SECTION 3.02. Procedure for Adding Collateral.

         The procedure for adding Collateral contained in this Section 3.02 shall apply to all additions of Collateral including, but not limited to, additions of Collateral in connection with substitutions of Collateral and expansion of the Credit Facility.

                  (a) Request. Borrower may deliver to Lender an Addition Request to add one or more Multifamily Residential Properties to the Collateral Pool. Each Addition Request shall be accompanied by the following: (i) the information required by the DUS Guide Underwriting Requirements and any additional information Lender may reasonably request; and (ii) the payment of all Additional Collateral Due Diligence Fees.

                  (b) Underwriting. Lender shall evaluate the proposed Additional Mortgaged Property in accordance with the DUS Guide Underwriting Requirements, and shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio applicable to the Collateral Pool on the basis of the lesser of (1) the acquisition price of the proposed Additional Mortgaged Property if purchased by Borrower within 12 months of the related Addition Request, and (2) a Valuation made with respect to the proposed Additional Mortgaged Property. Within 30 Business Days (provided that Lender shall use reasonable efforts to respond sooner) after receipt of (1) the Addition Request and (2) all reports, certificates and documents required by the DUS Guide Underwriting Requirements, including a zoning analysis undertaken in accordance with Section 206 of Part III of the DUS Guide, Lender shall notify Borrower whether it shall consent to the Addition Request. If Lender consents it shall set forth the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio which it estimates shall result from the addition of the proposed Additional Mortgaged Property. Within 30 Business Days after receipt of Lender's consent to the Addition Request, Borrower shall notify Lender whether it elects to add the proposed Additional Mortgaged Property to the Collateral Pool. If Borrower fails to respond within the period of 30 Business Days, it shall be conclusively deemed to have elected not to add the proposed Additional Mortgaged Property to the Collateral Pool.

                  (c) Closing. If Lender consents to the Addition Request, Borrower timely elects to add the proposed Additional Mortgaged Property to the Collateral Pool and all conditions precedent contained in Section 6.04 and all General Conditions contained in Section 6.01 are satisfied, Lender shall permit the addition of the proposed Additional Mortgaged Property to the Collateral Pool, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, occurring within 30 Business Days after Lender's receipt of Borrower's election (or on such other date as Borrower and Lender may agree).

         SECTION 3.03. Right to Obtain Releases of Collateral.

         Subject to the terms and conditions of this Article, Borrower shall have the right to obtain a release of Collateral from the Collateral Pool.

         SECTION 3.04. Procedure for Obtaining Releases of Collateral.

                  (a) Request. To obtain a release of Collateral from the Collateral Pool, Borrower may deliver a Release Request to Lender. The Release Request shall not result in a termination of all or any part of the Credit Facility. Borrower may terminate all or any part of the Credit Facility only by delivering a Facility Termination Request or Credit Facility Termination Request pursuant to Article 5.

                  (b) Closing. If all conditions precedent contained in Section
6.05 and all General Conditions contained in Section 6.01 are satisfied, Lender shall cause the Release Property to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring not less than 15 days after Lender's receipt of the Release Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Release Documents. Borrower shall prepare the Release Documents and submit them to Lender for its review.

                  (c) Release Price. The Release Price for each Mortgaged Property shall be the greater of (i) the Allocable Facility Amount for the Release Property and (ii) the amount of any Advances Outstanding which are required to be repaid by Borrower to Lender so that, immediately after the release, the Coverage and LTV Tests will be satisfied. In addition, Borrower shall pay to Lender all other amounts due under the Notes and any Advance Confirmation Instruments evidencing the Advances being repaid.

                  (d) Application of Release Price. The Release Price shall be applied first against the Variable Advances Outstanding until there are no further Variable Advances Outstanding, then against the prepayment of Fixed Advances Outstanding, so long as the prepayment is permitted under the applicable Fixed Facility Note. If, on the date Borrower pays the Release Price, Variable Advances are Outstanding but not then due and payable, Lender shall hold the Release Price in an interest-bearing account as additional Collateral, until the next date on which Variable Advances are due and payable, at which time Lender shall apply the appropriate portion of the Release Price to such Variable Advances.

         SECTION 3.05. Right to Substitute Collateral.

         Subject to the terms, conditions and limitations of this Section 3.05, Borrower shall have the right to add one or more Multifamily Residential Properties to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral Pool ("Substitute Mortgaged Property").

         SECTION 3.06. Procedure for Substituting Collateral.

                  (a) Request. Borrower may deliver to Lender a Substitution Request to add one or more Multifamily Residential Properties in substitution of one or more Mortgaged Properties then in the Collateral Pool. Each Substitution Request shall be accompanied by

                           (i) the information required by the DUS Guide
Underwriting Requirements and any additional information Lender may reasonably request; and (ii) a statement whether the addition of the Substitute Mortgaged Property will occur simultaneously with the release of the Release Property and, if not, the proposed date on which the Substitute Mortgaged Property will be added to the Collateral Pool which, in no event, shall be a date which is more than 90 days after the proposed date of the release of the Release Property.

                  (b) Underwriting. Borrower may add any Substitute Mortgaged Property provided that, after the substitution, the Coverage and LTV Tests are satisfied. Lender shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio immediately prior to and immediately after giving effect to the proposed substitution, and the Valuation and the Net Operating Income for both the Substitute Mortgaged Property and the Release Property. Notwithstanding anything to the contrary contained herein, underwriting determinations with respect to the proposed Substitute Mortgaged Property shall be made on the basis of a Valuation and otherwise in accordance with the DUS Guide Underwriting Requirements. Within 30 days after receipt of (i) the Substitution Request and (ii) all reports, certificates and documents required under the DUS Guide, including a zoning analysis undertaken in accordance with Section 206 of Part III of the DUS Guide, Lender shall notify Borrower whether Lender shall consent to Substitution Request. If Lender consents, it shall set forth the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio which it estimates shall result from the substitution of the Substitute Mortgaged Property into the Collateral Pool. Within 30 days after receipt of Lender's consent notice, Borrower shall notify Lender whether it elects to cause such substitution to occur. If Borrower fails to respond within the period of 30 days, it shall be conclusively deemed to have elected not to cause the proposed substitution to occur.

                  (c) Closing. If Lender consents to the Substitution Request, Borrower timely elects to cause such substitution to occur and all conditions precedent contained in Section 6.06 and all General Conditions contained in
Section 6.01 are satisfied, Lender shall permit the Substitute Mortgaged Property to be substituted into the Collateral Pool in replacement of the Release Property, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring

                           (i) if the addition of the Substitute Mortgaged
Property and the release of the Release Property are to occur simultaneously, within 30 days after Lender's receipt of Borrower's election (or on such other date as Borrower and Lender may agree); or

                           (ii) if the addition of the Substitute Mortgaged
Property is to occur subsequent to the release of the Release Property, within 90 days after the release of the Release Property.

If, in the case of clause (ii) of this paragraph, the addition of the Substitute Mortgaged Property to the Collateral Pool does not occur within 90 days or such longer period as approved by Lender, in its sole discretion, after the release of the Release Property, then Borrower shall have waived its right to substitute such Release Property with the Substitute Mortgaged Property, the Release Price shall be determined pursuant to Section 3.04(c) and Borrower shall comply with the requirement contained in Section 3.04(d). Such Release Price, or the applicable portion thereof, shall be immediately due and payable by Borrower to Lender to reduce the Advances Outstanding as required by, and in the manner contained in, Section 3.04(d).

                  (d) Restriction on Borrowings. If the addition of the Substitute Mortgaged Property and the release of the Release Property does not occur simultaneously then, until the addition of the Substitute Mortgaged Property, the aggregate unpaid principal balance of Advances Outstanding shall not exceed the amount of the then-existing Commitment minus the Allocable Facility Amount of the Release Property, unless Borrower has delivered additional Collateral reasonably acceptable to Lender in an amount at least equal to such Allocable Facility Amount. If the aggregate unpaid principal balance of Advances Outstanding exceeds such amount (and satisfactory additional Collateral has not been delivered by Borrower to Lender), Borrower shall pay such excess as a condition precedent to the addition of a Substitute Mortgaged Property. Notwithstanding the foregoing, in no event shall the value of the additional Collateral exceed 15% of the principal balance of the Advances Outstanding. Any payment received by Lender under this Section shall be applied against Advances Outstanding in the manner prescribed for Release Prices pursuant to Section 3.04(d). The additional Collateral shall be released to Borrower upon the addition of the applicable Substitute Mortgaged Property to the Collateral Pool.

                                    ARTICLE 4

                          EXPANSION OF CREDIT FACILITY

         SECTION 4.01. Right to Increase Commitment.

         Subject to the terms, conditions and limitations of this Article, Borrower shall have the right, during the Fixed Facility Availability Period, to increase the Fixed Facility Commitment and, during the Variable Facility Advance Period, to increase the Variable Facility Commitment. Either Commitment may be increased by the addition of Collateral to the Collateral Pool and/or increases in the value of the Mortgaged Properties. Borrower's right to increase the Commitment is subject to the following limitations:

                  (a) Maximum Amount of Increase in Commitment. The maximum amount by which the Commitment may be increased is $40,000,000.

                  (b) Minimum Request. Each Request for an increase in the Commitment shall be in the minimum amount of $5,000,000.

                  (c) Terms and Conditions. The terms and conditions of this Agreement shall apply to any increase in the Commitment closed prior to the First Anniversary. Thereafter, the Variable Facility Fee, Fixed Facility Fee and Standby Fee applicable to any increase in the Commitment shall be mutually agreed upon by Lender and Borrower; provided, however, that if Borrower incurs a Standby Fee, then the Variable Facility Fee and Fixed Facility Fee shall, subject to the provisions of Section 10.01 of this Agreement, remain unchanged for so long as the Commitment is outstanding and the Standby Fee is paid.

         SECTION 4.02. Procedure for Obtaining Increases in Commitment.

                  (a) Request. To obtain an increase in the Commitment, Borrower shall deliver an Expansion Request to Lender. Each Expansion Request shall include the following:

                           (i) The total amount of the proposed increase;

                           (ii) A designation of the increase as being part of
the Fixed Facility Commitment and/or the Variable Facility Commitment;

                           (iii) A request that Lender inform Borrower of any
change in the Geographical Diversification Requirements; and

                           (iv) If the increase in the Commitment is to close
after the date one year after the date hereof, a request that Lender inform Borrower of the Fixed Facility Fee and/or the Variable Facility Fee to apply to Advances drawn from such increase in the Commitment.

                  (b) Closing. If all conditions precedent contained in Section
6.07 and all General Conditions contained in Section 6.01 are satisfied, Lender shall permit the Expansion

Request to occur, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, and occurring not less than fifteen (15) Business Days after Lender's receipt of the Expansion Request (or on such other date as Borrower and Lender may agree).

                                    ARTICLE 5

                            TERMINATION OF FACILITIES

         SECTION 5.01. Right to Complete or Partial Termination of Facilities.

         Subject to the terms and conditions of this Article, Borrower shall have the right to permanently reduce the Variable Facility Commitment and/or the Fixed Facility Commitment.

         SECTION 5.02. Procedure for Complete or Partial Termination of Facilities.

                  (a) Request. To permanently reduce the Variable Facility Commitment or the Fixed Facility Commitment, Borrower shall deliver a Facility Termination Request to Lender. A permanent reduction of the Variable Facility Commitment to $0 shall be referred to as a "Complete Variable Facility Termination." A permanent reduction of the Fixed Facility Commitment to $0 shall be referred to as a "Complete Fixed Facility Termination." The Facility Termination Request shall include the following:

                           (i) The proposed amount of the reduction in the
Variable Facility Commitment and/or Fixed Facility Commitment; and

                           (ii) Unless there is a Complete Variable Facility
Termination or a Complete Fixed Facility Termination, a designation by Borrower of any Variable Advances which will be prepaid and/or any Fixed Advances which will be prepaid or defeased.

Any release of Collateral, whether or not made in connection with a Facility Termination Request, must comply with all conditions to a release which are contained in Article 6.

                  (b) Closing. If all conditions precedent contained in Section
6.09 and all General Conditions contained in Section 6.01 are satisfied, Lender shall reduce the Variable Facility Commitment or Fixed Facility Commitment, as the case may be, to the amount designated by Borrower, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within thirty (30) Business Days after Lender's receipt of the Facility Termination Request (or on such other date as Borrower and Lender may agree), by executing and delivering the Facility Termination Document evidencing the reduction in the Facility Commitment.

         SECTION 5.03. Right to Terminate Credit Facility.

         Subject to the terms and conditions of this Article, Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral.

         SECTION 5.04. Procedure for Terminating Credit Facility.

                  (a) Request. To terminate this Agreement and the Credit Facility, Borrower shall deliver a Credit Facility Termination Request to Lender.

                  (b) Closing. If all conditions precedent contained in Section
6.10 are satisfied, this Agreement shall terminate, and Lender shall cause all of the Collateral to be released, at a closing to be held at offices designated by Lender on a Closing Date selected by Lender, within 30 Business Days after Lender's receipt of the Credit Facility Termination Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Credit Facility Termination Documents.

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO ALL REQUESTS

         SECTION 6.01. Conditions Applicable to All Requests.

         The obligation of Lender to close the transaction requested in a Request (other than a Credit Facility Termination Request made pursuant to
Section 5.04) shall be subject to the following general conditions precedent ("General Conditions") in addition to any other conditions precedent contained in this Agreement:

                  (a) Compliance with Debt Service Coverage Ratio. The Aggregate Debt Service Coverage Ratio shall be not less than 1.45:1.0.

                  (b) Compliance with Loan to Value Ratio. The Aggregate Loan to Value Ratio shall not be greater than 70%.

                  (c) Geographical Diversification; Compliance with Concentration Test.

                           (i) The Mortgaged Properties in the Collateral Pool
shall comply with the Geographical Diversification Requirements.

                           (ii) (a) If the Collateral Pool consists of four (4)
Mortgaged Properties, the Valuation of any one Mortgaged Property shall not exceed 33 1/3% of the aggregate Valuations of all Mortgaged Properties, and (b) if the Collateral Pool consists of five (5) or more Mortgaged Properties, the Valuation of any one Mortgaged Property shall not exceed 25% of the aggregate Valuations of all Mortgaged Properties.

                  (d) Payment of Expenses. The payment by Borrower of Lender's and Fannie Mae's reasonable fees and expenses payable in accordance with this Agreement, including, but not limited to, the legal fees and expenses contained in Section 10.04.

                  (e) No Material Adverse Change. Except in connection with a Credit Facility Termination Request, there has been no material adverse change in the financial condition, business or prospects of Borrower or Sunrise or in the physical condition, operating performance or value of any of the Mortgaged Properties since the date of the most recent Compliance Certificate (or, with respect to the conditions precedent to the Initial Advance, from the condition, business or prospects reflected in the financial statements, reports and other information obtained by Lender during its review of Borrower and Sunrise and the Initial Mortgaged Properties).

                  (f) No Default. Except in connection with a Credit Facility Termination Request, there shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall have occurred.

                  (g) No Insolvency. Receipt by Lender on the Closing Date for the Request of evidence satisfactory to Lender that neither the Borrower nor Sunrise is insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents, including the making of a Future Advance, or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

                  (h) No Untrue Statements. The Loan Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary to make the information contained therein not misleading.

                  (i) Representations and Warranties. Except in connection with a Credit Facility Termination Request, all representations and warranties made by Borrower and Sunrise in the Loan Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request.

                  (j) No Condemnation or Casualty. Except in connection with a Credit Facility Termination Request or a Release Request, there shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property (other than a Mortgaged Property subject to a Release Request) and there shall not have occurred any casualty to any improvements located on any Mortgaged Property (other than a Mortgaged Property subject to a Release Request), which casualty would have a material adverse effect on the continued operations of such Mortgaged Property.

                  (k) Delivery of Closing Documents. The receipt by Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects:

                           (i) The Loan Documents;

                           (ii) A Compliance Certificate;

                           (iii) An Organizational Certificate; and

                           (iv) Such other documents, instruments, approvals
(and, if requested by Lender, certified duplicates of executed copies thereof) and opinions as Lender may reasonably request.

                  (l) Covenants. Except in connection with a Credit Facility Termination Request, Borrower is in full compliance with each of the covenants contained in Articles 8 and 9 of this Agreement, without giving effect to any notice and cure rights of Borrower.

         SECTION 6.02. Conditions Precedent to Initial Advance.

         The obligation of Lender to make the Initial Advance is subject to the following conditions precedent:

                  (a) Receipt by Lender of the fully executed Advance Request;

                  (b) Delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Loan Documents required by Lender, including a duly executed and delivered original of the Variable Facility Note, a Fixed Facility Note, the Guaranty, the Initial Security Instruments covering the Initial Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Liens created by the applicable Security Instruments and any other Loan Documents creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

                  (c) The receipt by Lender of the first installment of Variable Facility Fee and the entire Discount payable by Borrower pursuant to Section 1.04; and

                  (d) Receipt by Lender of the Initial Origination Fee pursuant to Section 10.02(a) and the Initial Due Diligence Fee pursuant to Section 10.03(a).

         SECTION 6.03. Conditions Precedent to Future Advances.

         The obligation of Lender to make a requested Future Advance is subject to the following conditions precedent:

                  (a) Except in connection with a Rollover Variable Advance, receipt by Lender of the fully executed Advance Request;

                  (b) Except in connection with a Rollover Variable Advance, delivery by Lender to Borrower of the Rate Form for the Future Advance;

                  (c) Except in connection with a Rollover Variable Advance, after giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied;

                  (d) If the Future Advance is being made pursuant to Section 2.04(c), the Advances Outstanding shall not exceed the Borrowing-Up Limitation;

                  (e) If the Advance is a Fixed Advance, delivery of a Fixed Facility Note, duly executed by Borrower, in the amount and reflecting all of the terms of the Fixed Advance;

                  (f) If the Advance is a Variable Advance, delivery of the Advance Confirmation Instrument, duly executed by Borrower;

                  (g) Except in connection with a Rollover Variable Advance, for any Title Insurance Policy not containing a Revolving Credit Endorsement, the receipt by Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date increasing the limits of liability by the amount of the Future Advance and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

                  (h) If the Advance is a Variable Advance, the receipt by Lender of the first installment of Variable Facility Fee for the Variable Advance and the entire Discount for the Variable Advance payable by Borrower pursuant to Section 1.04;

                  (i) No material adverse change in the financial condition of Borrower or Sunrise has occurred between the respective dates of the financial statements which were most recently furnished to Lender relating to such entities;

                  (j) No Governmental Approval not already obtained or made is required for the execution and delivery of the documents to be delivered in connection with the Future Advance; and

                  (k) Borrower is not under any cease or desist order or other orders of a similar nature, temporary or permanent of any Governmental Authority which would have the effect of preventing or hindering performance of the terms and provisions of the Agreement or any other Loan Documents, nor are there any proceedings presently in progress or, to its knowledge, contemplated which, if successful, would lead to the issuance of any such order.

         SECTION 6.04. Conditions Precedent to Addition of an Additional Mortgaged Property to the Collateral Pool.

         The addition of an Additional Mortgaged Property to the Collateral Pool on the applicable Closing Date is subject to the satisfaction of the following conditions precedent:

                  (a) If the addition of an Additional Mortgaged Property is completed prior to the date one year after the date of the Initial Closing, satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Additional Mortgaged Property;

                  (b) If the addition of an Additional Mortgaged Property to the Collateral Pool closes on or after the date one year after the Initial Closing,
(i) the Additional Mortgaged Property has a Debt Service Coverage Ratio of at least l45% and a Loan-to-Value Ratio of not more than 70%, in each case based on the underwriting performed pursuant to Section 3.02(b), and (ii) satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Additional Mortgaged Property;

                  (c) Receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Collateral Additional Request pursuant to Section 10.03(b);

                  (d) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Addition Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other addition Loan Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

                  (e) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the addition of any Additional Borrower and/or the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender; and

                  (f) If the Title Insurance Policy for the Additional Mortgaged Property contains a tie-in Endorsement, an endorsement to each other Title Insurance Policy containing a tie-in Endorsement, adding a reference to the Additional Mortgaged Property.

         SECTION 6.05. Conditions Precedent to Release of Property from the Collateral Pool.

         The obligation of Lender to release a Property from the Collateral Pool by executing and delivering the Release Documents on the Closing Date is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

                  (a) Immediately after giving effect to the requested release, the Coverage and LTV Tests will be satisfied;

                  (b) Receipt by Lender of the Release Price;

                  (c) Receipt by Lender on the Closing Date of one or more counterparts of each Release Document, dated as of the Closing Date, signed by each of the parties (other than Lender) who is a party to such Release Document;

                  (d) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the release of the Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender;

                  (e) If Lender determines the Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool ("Remaining Mortgaged Properties"), Lender must determine that the Remaining Mortgaged Properties can be operated separately from the Release Property and any other phases of the project which are not Mortgaged Properties and whether any cross use agreements or easements are necessary. In making this determination, Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of Part III of the DUS Guide;

                  (f) Receipt by Lender of endorsements to the tie-in endorsements of the Title Insurance Policies, if deemed necessary by Lender, to reflect the release;

                  (g) Receipt by Lender on the Closing Date of a Confirmation of Obligations, dated as of the Closing Date, signed by Borrower and Sunrise, pursuant to which Borrower and Sunrise confirm their obligations under the Loan Documents; and

                  (h) The remaining Mortgaged Properties in the Collateral Pool shall satisfy the Geographical Diversification Requirements.

         SECTION 6.06. Conditions Precedent to Substitution of a Substitute Mortgaged Property into the Collateral Pool.

         The substitution of a Substitute Mortgaged Property into the Collateral Pool is subject to the satisfaction of the following conditions precedent:

                  (a) If the addition of a Substituted Mortgaged Property is completed prior to the date one year after the date of the Initial Closing, satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Substituted Mortgaged Property;

                  (b) If the addition of a Substituted Mortgaged Property to the Collateral Pool closes after the date one year after the Initial Closing, (i) the Substituted Mortgaged Property has a Debt Service Coverage Ratio of at least l45% and a Loan-to-Value Ratio of not more than 70%, in each case based on the underwriting performed pursuant to Section 3.02(b), and (ii) satisfaction of the Coverage and LTV Tests after giving effect to the addition of the Substituted Mortgaged Property;

                  (c) Receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Substitution Request pursuant to
Section 10.03(b);

                  (d) Receipt by Lender of the Substitution Fee;

                  (e) Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Substitution Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Substitute Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Substitution Loan Document creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

                  (f) If required by Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Substitute Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

                  (g) If the Title Insurance Policy for the Substitute Mortgaged Property contains a tie-in endorsement, and endorsement to each other Title Insurance Policy containing a tie-in endorsement, adding a reference to the Substitute Mortgaged Property; and

                  (h) Delivery to Lender of additional Collateral or the repayment of Advances Outstanding to the extent required pursuant to Section 3.04(d).

         SECTION 6.07. Conditions Precedent to Increase in Commitment.

         The right of Borrower to increase the Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

                  (a) The Coverage and LTV Tests will be satisfied;

                  (b) Receipt by Lender of the Expansion Origination Fee;

                  (c) Receipt by Lender of fully executed original copies of all Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to Lender in all respects; and

                  (d) If determined necessary by Lender, Borrower's agreement to such Geographical Diversification Requirements as Lender may determine.

         SECTION 6.08. Conditions Precedent to Conversion.

         The conversion of all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

                  (a) After giving effect to the requested conversion, the Coverage and LTV Tests will be satisfied;

                  (b) Prepayment by Borrower in full of any Variable Advances Outstanding which Borrower has designated for payment, together with any associated prepayment premiums and other amounts due with respect to the prepayment of such Variable Advances;

                  (c) Receipt by Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by Lender; and

                  (d) Receipt by Lender of one or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than Lender) to such Conversion Document.

         SECTION 6.09. Conditions Precedent to Complete or Partial Termination of Facilities.

         The right of Borrower to reduce the Facility Commitment and the obligation of Lender to execute the Facility Termination Document, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

                  (a) Payment by Borrower in full of all of the Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, required to reduce the aggregate unpaid principal balance of all Variable Advances Outstanding and Fixed Advances Outstanding, as the case may be, to not greater than the reduced Variable Facility Commitment and Fixed Facility Commitment, as the case may be, including any associated prepayment premiums or other amounts due under the Notes (but if Borrower is not required to prepay all of the Variable Advances or Fixed Advances Outstanding, as the case may be, Borrower shall have the right to select which of the Variable Advances or Fixed Advances, as the case may be, shall be repaid);

                  (b) Receipt by Lender of the Facility Termination Fee; and

                  (c) Receipt by Lender on the Closing Date of one or more counterparts of the Facility Termination Document, dated as of the Closing Date, signed by each of the parties (other than Lender) who is a party to such Facility Termination Document.

         SECTION 6.10. Conditions Precedent to Termination of Credit Facility.

         The right of Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and Lender's obligation to execute and deliver the Credit Facility Termination Documents on the Closing Date are subject to the following conditions precedent:

                  (a) Payment by Borrower in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other amounts due under the Notes and all other amounts owing by Borrower to Lender under this Agreement;

                  (b) Defeasance by Borrower, if necessary, in accordance with the provisions of this Agreement, with respect to all Fixed Facility Notes Outstanding on the Closing Date; and

                  (c) Receipt by Lender of the Credit Facility Termination Fee.

         SECTION 6.11. Delivery of Closing Documents Relating to Advance Request, Addition Request or Expansion Request.

         With respect to the closing of an Advance Request, an Addition Request or an Expansion Request, it shall be a condition precedent that Lender receives each of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Lender in all respects:

                  (a) Loan Documents. Fully executed original copies of each Loan Document required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than Lender), each of which shall be in full force and effect.

                  (b) Opinion. Favorable opinions of counsel to Borrower and Sunrise, as to the due organization and qualification of Borrower and Sunrise, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the Request and such other matters as Lender may reasonably require.

         SECTION 6.12. Delivery of Property-Related Documents.

         With respect to each of the Initial Mortgaged Properties or an Additional Mortgaged Property, it shall be a condition precedent that Lender receive each of the following, each dated as of the Closing Date for the Initial Advance or an Additional Mortgaged Property, as the case may be, in form and substance satisfactory to Lender in all respects:

                  (a) A favorable opinion of local counsel to Borrower or Lender as to the enforceability of the Security Instrument, and any other Loan Documents, executed in connection with the Request.

                  (b) A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Commitment.

                  (c) The Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property.

                  (d) The Survey applicable to the Mortgaged Property.

                  (e) Evidence satisfactory to Lender of compliance of the Mortgaged Property with property laws as required by Sections 205 and 206 of
Part III of the DUS Guide.

                  (f) An Appraisal of the Mortgaged Property.

                  (g) A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to Lender, in which the owner shall (unless waived by Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for Borrower's obligations under the Loan Documents.

                  (h) A Completion/Repair and Security Agreement, together with required escrows, on the standard form required by the DUS Guide.

                  (i) An Assignment of Management Agreement, on the standard form required by the DUS Guide.

                  (j) An Assignment of Leases and Rents, if Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. Representations and Warranties of Borrower.

         The representations and warranties of Borrower are contained in the Certificate of Borrower, the form of which is attached to this Agreement as Exhibit D.

         SECTION 7.02. Representations and Warranties of Lender.

         Lender hereby represents and warrants to Borrower as follows:

                  (a) Due Organization. Lender is a corporation duly organized, validly existing and in good standing under the laws of Minnesota.

                  (b) Power and Authority. Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (c) Due Authorization. The execution and delivery by Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

                                    ARTICLE 8

                        AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

         SECTION 8.01. Compliance with Agreements.

         Borrower shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; provided, however, that Borrower's failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

         SECTION 8.02. Maintenance of Existence.

         Borrower shall maintain its existence and continue to be a [limited partnership] [corporation] [limited liability company] organized under the laws of the state of its organization. Borrower shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document.

         SECTION 8.03. Financial Statements; Accountants' Reports; Other Information.

         Borrower shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of Borrower's financial transactions and assets and (y) the results of the operation of each Mortgaged Property and copies of all written contracts, Leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, Borrower shall furnish, or cause to be furnished, to Lender:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of its fiscal year during the Term of this Agreement, the audited balance sheet of Sunrise as of the end of such fiscal year, the audited statement of income, equity and retained earnings of Sunrise for such fiscal year and the audited statement of cash flows of Sunrise for such fiscal year, all in a form substantially similar to the financial statements of Sunrise delivered to Lender prior to the Initial Closing Date, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Sunrise's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business. As soon as available, and in any event within 120 days after the close of its fiscal year during the Term of this Agreement, the unaudited balance sheet of the Borrower as of the end of such fiscal year, the unaudited statement of income, equity and retained earnings of Borrower for such fiscal year and the unaudited statement of cash flows for Borrower for such fiscal year, accompanied by a certificate of the Chief Financial Officer of Sunrise stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, the unaudited balance sheet of Borrower and Sunrise as of the end of such fiscal quarter, the unaudited statement of income and retained earnings of Borrower and Sunrise and the unaudited statement of cash flows of Borrower and Sunrise for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the Chief Financial Officer of Sunrise stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

                  (c) Quarterly Property Statements. As soon as available, and in any event within 45 days after each Calendar Quarter, a statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of Sunrise to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated.

                  (d) Annual Property Statements. On an annual basis within 45 days after the close of its fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of Sunrise to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated.

                  (e) Updated Rent Rolls. Upon Lender's request (but not more frequently than quarterly), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by Lender and accompanied by a certificate of the Chief Financial Officer of Sunrise to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein.

                  (f) Security Deposit Information. Upon Lender's request, an accounting of all security deposits held in connection with any Lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

                  (g) Accountants' Reports; Other Reports. Promptly upon receipt thereof: (i) copies of any reports or management letters submitted to Borrower by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that Borrower shall only be required to deliver such reports and management letters to the extent that they relate to Borrower or any Mortgaged Property; and (ii) all schedules, financial statements or other similar reports delivered by Borrower pursuant to the Loan Documents or requested by Lender with respect to Borrower's business affairs or condition (financial or otherwise) or any of the Mortgaged Properties.

                  (h) Annual Budgets. Prior to the start of its fiscal year, an annual budget for each Mortgaged Property for such fiscal year, setting forth an estimate of all of the costs and expenses, including capital expenses, of maintaining and operating each Mortgaged Property.

                  (i) Federal Tax Returns. Within 30 days of filing, the Federal Tax Return of Sunrise and the Borrower.

         SECTION 8.04. Access to Records; Discussions With Officers and Accountants.

         To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, Borrower shall permit Lender to:

                  (a) inspect, make copies and abstracts of such of Borrower's books and records as may relate to the Obligations or any Mortgaged Property;

                  (b) discuss Borrower's affairs, finances and accounts with Sunrise's Senior Management and senior accounting staff and discuss matters relating to the conditions, operations or maintenance of the Mortgaged Properties with such personnel and the Executive Directors of such Mortgaged Properties; and

                  (c) receive any other information that Lender deems reasonably necessary or relevant in connection with any Advance, any Loan Document or the Obligations.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default and in the absence of an emergency, all inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to Sunrise.

         SECTION 8.05. Certificate of Compliance.

         Borrower shall deliver to Lender concurrently with the delivery of the financial statements and/or reports required by Section 8.03 (a) and (b) a certificate signed by the Chief Financial Officer of Sunrise (i) setting forth in reasonable detail the calculations required to establish whether Borrower and Sunrise were in compliance with the requirements of Article 8 of this Agreement on the date of such financial statements, and
(ii) stating that, to the best knowledge of such individual following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action Borrower is taking or proposes to take. Any certificate required by this Section shall run directly to and be for the benefit of Lender and Fannie Mae.

         SECTION 8.06. Maintain Licenses.

         Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

         SECTION 8.07. Inform Lender of Material Events.

         Borrower shall promptly inform Lender in writing of any of the following (and shall deliver to Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Borrower has actual knowledge:

                  (a) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

                  (b) Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect; the receipt of notice from any Governmental Authority having jurisdiction over Borrower or Sunrise that (A) any license, Permit, charter, membership or registration material to the conduct of Borrower's or Sunrise's business or the Mortgaged Properties has been suspended or revoked or (B) Borrower or Sunrise has been required to cease and desist any practice, procedure or policy employed by Borrower or Sunrise in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

                  (c) Bankruptcy Proceedings. The commencement of any proceedings by or against Borrower or Sunrise under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

                  (d) Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (i) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (ii) the violation, or alleged violation, of any

Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of Borrower;

                  (e) Material Adverse Effects. The occurrence of any act, omission, change or event (including the commencement or threat of any proceedings by or against Borrower or Sunrise in any Federal, state or local court, or before any Governmental Authority, or before any arbitrator), which has, or would have, a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of Borrower or Sunrise delivered to Lender pursuant to Section 8.03;

                  (f) Accounting Changes. Any material change in Borrower's or Sunrise's accounting policies or financial reporting practices; and

                  (g) Legal and Regulatory Status. The occurrence of any act, omission, change or event, including any Governmental Approval, the result of which is to change or alter in any way the legal or regulatory status of Borrower.

         SECTION 8.08. Compliance with Applicable Laws.

         Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits.

         SECTION 8.09. Alterations to the Mortgaged Properties.

         Except as otherwise provided in the Loan Documents, Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, "Alterations") to the Mortgaged Property which it owns without the prior consent of Lender; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date such property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to ten percent (10%) or more of the Resident Agreements would be permitted to terminate their Resident Agreements or to abate the payment of all or any portion of their rent, or (iii) such Alteration will be completed in more than 12 months from the date of commencement. Notwithstanding the foregoing, Borrower must obtain Lender's prior written consent to construct Alterations with respect to the Mortgaged Property (i) costing in excess of $500,000 or (ii) having a material effect on the use or operation of such Mortgaged Property; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Borrower as part of Borrower's routine maintenance and repair of the Mortgaged Properties as required by the Loan Documents.

         SECTION 8.10. Loan Document Taxes.

         If any tax, assessment or Imposition (other than a franchise tax or excise tax imposed on or measured by, the net income or capital (including branch profits tax) of Lender (or any transferee or assignee thereof, including a participation holder)) ("Loan Document Taxes") is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents or the obligations secured thereby, the interest of Lender in the Mortgaged Properties, or Lender by reason of or as holder of the Loan Documents, Borrower shall pay all such Loan Document Taxes to, for, or on account of Lender (or provide funds to Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Lender may prohibit Borrower from paying the Loan Document Taxes to or for Lender, Borrower shall enter into such further instruments as may be permitted by law to obligate Borrower to pay such Loan Document Taxes.

         SECTION 8.11. Further Assurances.

         Borrower, at the request of Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

         SECTION 8.12. Transfer of Ownership Interest of Borrower and Sunrise.

                  (a) Prohibition on Transfers. Subject to paragraph (b) of this Section, neither the Borrower nor Sunrise shall cause or permit a Transfer or a Change of Control.

                  (b) Permitted Transfers. Notwithstanding the provisions of paragraph (a) of this Section, the following Transfers are permitted without the consent of Lender:

                           (i) A Transfer that occurs by inheritance, devise, or
bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower or Sunrise .

                           (ii) A Transfer to trusts established for the benefit
of the transferor and/or immediate family members for estate planning purposes.

                           (iii) A Transfer of member interests by the limited
partners of Borrower or stock of Sunrise; provided, however, that no Change in Control occurs as the result of such Transfer.

                           (iv) The issuance by Borrower or Sunrise of
additional member interests or stock, as the case may be, and the subsequent Transfer of such interest; provided, however, that no Change in Control occurs as the result of such Transfer.

                           (v) A merger with or acquisition of another entity by
Borrower or Sunrise, provided that (A) Borrower or Sunrise, as the case may be, is the surviving entity after such merger or acquisition, (B) no Change in Control occurs, and (C) such merger or acquisition does not result in an Event of Default, as such terms are defined in this Agreement.

                           (vi) A Transfer of a Mortgaged Property to a wholly
owned Affiliate of Sunrise, so long as such entity meets the requirements of a "Borrower" under this Agreement, makes the representations and warranties made by the Borrower under this Agreement, and executes such documents as Lender may reasonably require to evidence such entity's obligations under the Loan Documents.

                           (vii) A Joint Venture Transfer.

                           (viii) A Transfer of interests in Sunrise on public
stock exchanges, provided no Change of Control occurs.

                  (c) Consent to Prohibited Transfers. Lender may, in its sole and absolute discretion, consent to a Transfer that would otherwise violate this
Section if, prior to the Transfer, Borrower or Sunrise, as the case may be, has satisfied each of the following requirements:

                           (i) the submission to Lender of all information
required by Lender to make the determination required by this Section;

                           (ii) the absence of any Event of Default;

                           (iii) the transferee meets all of the eligibility,
credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of Borrower or Sunrise, as the case may be, in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

                           (iv) in the case of a Transfer of direct or indirect
ownership interests in Borrower or Sunrise, as the case may be, if transferor or any other person has obligations under any Loan Documents, the execution by the transferee of one or more individuals or entities acceptable to Lender of an assumption agreement that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Loan Document, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived by Lender;

                           (v) Lender's receipt of all of the following:

                                    (A) a transfer fee equal to 1 percent of the
                  Commitment immediately prior to the transfer.

                                    (B) In addition, Borrower shall be required
                  to reimburse Lender for all of Lender's reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing the Transfer request.

         SECTION 8.13. Transfer of Ownership of Mortgaged Property.

                  (a) Prohibition on Transfers. Subject to paragraph (b) of this Section, neither Borrower nor Sunrise shall cause or permit a Transfer of a Mortgaged Property.

                  (b) Permitted Transfers. Notwithstanding provision (a) of this Section, the following Transfers of a Mortgaged Property by Borrower or Sunrise are permitted without the consent of Lender:

                           (i) The grant of a leasehold interest in individual
dwelling units or commercial spaces in accordance with the Security Instrument.

                           (ii) A sale or other disposition of obsolete or worn
out personal property having a value of less than $50,000 in any Calendar Year per Mortgaged Property or having a value of $50,000 or more if it is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

                           (iii) The creation of a mechanic's or materialmen's
lien or judgment lien against a Mortgaged Property which is released of record or otherwise remedied to Lender's satisfaction within 30 days of the date of creation.

                           (iv) The grant of an easement if, prior to the
granting of the easement, Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender consents to such easement based upon Lender's determination that the easement will not materially affect the operation of the Mortgaged Property or Lender's interest in the Mortgaged Property and Borrower pays to Lender, on demand, all reasonable costs and expenses incurred by Lender in connection with reviewing Borrower's request. Lender shall not unreasonably withhold its consent to or withhold its agreement to subordinate the lien of a Security Instrument to (A) the grant of a utility easement serving a Mortgaged Property to a publicly operated utility, or
(B) the grant of an easement related to expansion or widening of roadways, provided that any such easement is in form and substance reasonably acceptable to Lender and does not materially and adversely affect the access, use or marketability of a Mortgaged Property.

         SECTION 8.14. Change in Senior Management.

         Borrower shall give Lender notice if Paul J. Klaassen is no longer a member of Senior Management or the board of directors of Sunrise.

         SECTION 8.15. Date-Down Endorsements.

         At any time and from time to time, a Lender may obtain an endorsement to each Title Insurance Policy containing a Revolving Credit Endorsement, amending the effective date of the Title Insurance Policy to the date of the title search performed in connection with the endorsement. Borrower shall pay for the cost and expenses incurred by Lender to the Title Company in obtaining such endorsement, provided that, for each Title Insurance Policy, it shall not be liable to pay for more than one such endorsement in any consecutive 12 month period.

         SECTION 8.16. Ownership of Mortgaged Properties.

         Borrower shall be the sole owner of each of the Mortgaged Properties free and clear of any Liens other than Permitted Liens.

         SECTION 8.17. Compliance with Net Worth Test.

         Sunrise shall at all times maintain its Net Worth so that it is not less than $275,000,000.

         SECTION 8.18. Compliance with Liquidity Test.

         Sunrise shall not permit at any time its Liquidity to be less than $15,000,000.

         SECTION 8.19. Facility Balancing.

         If the Borrower fails to meet the Coverage and LTV Tests then, within 45 days of Lender's notice to Borrower of such failure, the Borrower shall (i) add Additional Mortgaged Properties to the Collateral Pool in accordance with
Article 3 so that after such addition the Coverage and LTV Tests are met, or
(ii) prepay Advances Outstanding in an amount sufficient to cause the Borrower to be in compliance with the Coverage and LTV Tests. Any prepayments made pursuant to the preceding sentence shall be applied first against the Variable Advances Outstanding in the sequence specified by Borrower until there are no further Variable Advances Outstanding then against the prepayment of Fixed Advances Outstanding so long as the prepayment is permitted under the applicable Fixed Facility Note. If no prepayment is permitted under the applicable Fixed Facility Note, such prepayment amount shall be held by Lender (or its appointed collateral agent) as Substitute Cash Collateral in accordance with a security agreement and other documents in form and substance acceptable to Lender. Any Substitute Cash Collateral remaining will be returned to the Borrower on the earlier of the date when the Coverage and LTV Tests are again met (calculated using the definition of "Facility Debt Service" set forth in paragraph (b) of such definition) or the Termination Date. If on the date the Borrower pays any amounts required by this Section, Variable Advances are Outstanding but are not then due and payable, Lender shall hold such amounts (which amounts shall bear interest at a rate determined by Lender) as additional collateral until the next date on the Variable Advances are due and payable at which time Lender shall apply the appropriate portion of such prepayment to such Variable Advances.

                                    ARTICLE 9

                         NEGATIVE COVENANTS OF BORROWER

         Borrower agrees and covenants with Lender that, at all times during the Term of this Agreement:

         SECTION 9.01. Other Activities.

         Borrower shall not:

                  (a) amend its Organizational Documents in any material respect without the prior written consent of Lender;

                  (b) dissolve or liquidate in whole or in part;

                  (c) except as otherwise provided in this Agreement, without the prior written consent of Lender, merge or consolidate with any Person; or

                  (d) use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property and ancillary uses consistent with Multifamily Residential Properties.

         SECTION 9.02. Liens.

         Borrower shall not create, incur, assume or suffer to exist any Lien on any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens.

         SECTION 9.03. Indebtedness.

         Borrower shall not incur or be obligated at any time with respect to any Indebtedness (other than Advances, Indebtedness having aggregate payments of up to $75,000 per Calendar Year for personal property leases and title retention agreements and unsecured loans from Sunrise) in connection with any of the Mortgaged Properties.

         SECTION 9.04. Principal Place of Business.

         Borrower shall not change its principal place of business or the location of its books and records, each as set forth in Borrower's Certificate, without first giving 30 days' prior written notice to Lender.

         SECTION 9.05. Condominiums.

         Borrower shall not submit any Mortgaged Property to a condominium regime during the Term of this Agreement.

         SECTION 9.06. Restrictions on Partnership Distributions.

         Neither Borrower nor Sunrise shall make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, a Potential Event of Default or an Event of Default has occurred and remains uncured.

                                   ARTICLE 10

                                      FEES

         SECTION 10.01. Standby Fee.

         Borrower shall pay the Standby Fee to Lender for the period from the date of this Agreement to the end of the Term of this Agreement. The Standby Fee shall be payable monthly, in arrears, on the first Business Day following the end of the month, except that the Standby Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement. If Borrower pays the Standby Fee, no Commitment shall be reduced or terminated as a result of Borrower's failure to borrow any or all of such Commitment and no fee maintenance shall be due in respect of such Commitment unless Borrower fails to borrow any or all of such Commitment for 24 consecutive months, at which time the unused portion of the Commitment shall be terminated and all fees, including the Facility Termination Fee, shall be due at such time.

         SECTION 10.02. Origination Fee.

                  (a) Initial Origination Fee. Borrower shall pay to Lender an origination fee equal to $450,000 (which is equal to the product obtained by multiplying (i) the Commitment as of the date of this Agreement ($60,000,000) by
(ii) .75%).

                  (b) Expansion Origination Fee. Upon the closing of an Expansion Request under Article 4, Borrower shall pay to Lender an origination fee ("Expansion Origination Fee") equal to the product obtained by multiplying
(i) the increase in the Commitment made on the Closing Date for the Expansion Request by (ii) .75%.

         SECTION 10.03. Due Diligence Fees.

                  (a) Initial Due Diligence Fees. Borrower shall pay to Lender due diligence fees ("Initial Due Diligence Fees") with respect to the Initial Mortgaged Properties in an amount equal to $21,500 for each Mortgaged Property.

         Borrower has previously paid to Lender a portion of the Initial Due Diligence Fees and shall pay the remainder of the Initial Due Diligence Fees to Lender on the Initial Closing Date.

Any portion of the Initial Due Diligence Fee paid to Lender not actually used by Lender to cover reasonable due diligence expenses shall be promptly refunded to Borrower.

                  (b) Additional Due Diligence Fees for Additional Collateral. Borrower shall pay to Lender additional due diligence fees (the "Additional Collateral Due Diligence Fees") with respect to each Additional Mortgaged Property in an amount equal to $21,500. The Additional Collateral Due Diligence Fees shall be paid together with any Additional Request or Substitution Request.

         SECTION 10.04. Legal Fees and Expenses.

                  (a) Initial Legal Fees. Borrower shall pay, or reimburse Lender for, all out-of-pocket legal fees and expenses incurred by Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Loan Documents executed on the date of this Agreement.

                  (b) Fees and Expenses Associated with Requests. Borrower shall pay, or reimburse Lender for, all reasonable costs and expenses incurred by Lender, including the out-of-pocket legal fees and expenses incurred by Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to Borrower's rights or Lender's obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable costs and expenses in connection with a Request. The obligations of Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. Borrower shall pay such costs and expenses to Lender on the Closing Date for the Request, or, as the case may be, after demand by Lender when Lender determines that such Request will not close.

         SECTION 10.05. Failure to Close any Request.

         If Borrower makes a Request and fails to close on the Request for any reason other than the default by Lender, then Borrower shall pay to Lender and Fannie Mae all actual damages incurred by Lender and Fannie Mae in connection with the failure to close.

                                   ARTICLE 11

                                EVENTS OF DEFAULT

         SECTION 11.01. Events of Default.

         Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Borrower or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

                  (a) the occurrence of a default under any Loan Document beyond the cure period, if any, set forth therein; or

                  (b) the failure by Borrower to pay when due any amount payable by Borrower under any Note, any Mortgage, this Agreement or any other Loan Document, including any fees, costs or expenses; or

                  (c) the failure by Borrower to perform or observe any covenant contained in Sections 8.01 through 8.17 or Sections 9.01 through 9.06 for 30 days after receipt of notice of such failure by Borrower from Lender, provided that such period shall be extended for up to 30 additional days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such default within 30 days after receipt of notice from Lender; or

                  (d) any warranty, representation or other written statement made by or on behalf of Borrower or Sunrise contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

                  (e) (i) Borrower or Sunrise shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that Borrower or Sunrise (solely with respect to the Guaranty) has no liability or obligations under this Agreement or any other Loan Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against Borrower or Sunrise in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or Sunrise , or of all or a substantial part of the property, domestic or foreign, of Borrower or Sunrise and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against Borrower or Sunrise (including an order for relief under such Federal bankruptcy laws) shall be entered; or

                  (f) if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or Sunrise, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by Borrower or Sunrise seeking to establish the invalidity or unenforceability hereof or thereof, or Borrower or Sunrise (only with respect to the Guaranty) shall deny that it has any further liability or obligation hereunder or thereunder; or

                  (g) (i) the execution by Borrower of a chattel mortgage or other security agreement requiring payments, in the aggregate, of more than $75,000 per Calendar Year on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein, or (ii) if any such materials, fixtures or articles having a cost, in the aggregate, of more than $75,000 in any Calendar Year are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the Ownership thereof will not vest unconditionally in Borrower free from encumbrances, or (iii) if Borrower does not furnish to Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claim title to such materials, fixtures, or articles; or

                  (h) the failure by Borrower to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to Borrower by such Governmental Authority; provided that, if action is commenced and diligently pursued by Borrower within such 30 days, then Borrower shall have an additional 30 days to comply with such requirement; or

                  (i) a dissolution or liquidation for any reason (whether voluntary or involuntary) of Borrower or Sunrise; or

                  (j) any judgment against Borrower or Sunrise, any attachment or other levy against any portion of Borrower's or Sunrise's assets with respect to a claim or claims in an amount in excess of $100,000 in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of 60 days; or

                  (k) the failure by Borrower or Sunrise to perform or observe any material term, covenant, condition or agreement hereunder, other than as contained in subsections (a) through (j) above, or in any other Loan Document, within 30 days after receipt of notice from Lender identifying such failure, provided such period shall be extended for up to 30 additional days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such default within 30 days after receipt of notice from Lender.

                                   ARTICLE 12

                                    REMEDIES

         SECTION 12.01. Remedies; Waivers.

         Upon the occurrence of an Event of Default, Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by Borrower):

                  (a) by written notice to Borrower, to be effective upon dispatch, terminate the Commitment and declare the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents forthwith due and payable, whereupon the Commitment will terminate and the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents will become forthwith due and payable.

                  (b) Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

                  (c) Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

         SECTION 12.02. Waivers; Rescission of Declaration.

         Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by Lender and delivered to Borrower. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         SECTION 12.03. Lender's Right to Protect Collateral and Perform Covenants and Other Obligations.

         If Borrower or Sunrise fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents, then Lender at Lender's option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender's interest, including (i) disbursement of reasonable attorneys' fees, (ii) entry upon the Mortgaged Property to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in Section 5 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease. Any amounts disbursed by Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of Borrower secured by the Loan Documents. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder.

         SECTION 12.04. No Remedy Exclusive.

         Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

         SECTION 12.05. No Waiver.

         No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         SECTION 12.06. No Notice.

         To entitle Lender to exercise any remedy reserved to Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Loan Documents.

                                   ARTICLE 13

                              RIGHTS OF FANNIE MAE

         SECTION 13.01. Special Pool Purchase Contract.

         Borrower acknowledges that Fannie Mae is entering into an agreement with Lender ("Special Pool Purchase Contract"), pursuant to which, inter alia,
(i) Lender shall agree to assign all of its rights under this Agreement to Fannie Mae, (ii) Fannie Mae shall accept the assignment of the rights, (iii) subject to the terms, limitations and conditions contained in the Special Pool Purchase Contract, Fannie Mae shall agree to purchase a 100% participation interest in each Advance issued under this Agreement by issuing to Lender an MBS, in the amount and for a term equal to the Advance purchased and backed by an interest in the Fixed Facility Note or the Variable Facility Note, as the case may be, and the Collateral Pool securing the Notes, (iv) Lender shall agree to assign to Fannie Mae all of Lender's interest in the Notes and Collateral Pool securing the Notes, and (v) Lender shall agree to service the loans evidenced by the Notes.

         SECTION 13.02. Assignment of Rights.

         Borrower acknowledges and consents to the assignment to Fannie Mae of all of the rights of Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of Lender to be made under this Agreement and the other Loan Documents, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of Lender under this Agreement or the other Loan Documents.

         SECTION 13.03. Release of Collateral.

         Borrower hereby acknowledges that, after the assignment of Loan Documents contemplated in Section 13.02, Lender shall not have the right or power to effect a release of any Collateral pursuant to Article 6. Borrower acknowledges that the Security Instruments provide for the release of the Collateral under Articles 3 and 5. Accordingly, Borrower shall not look to Lender for performance of any obligations contained in Articles 3 and 5, but shall look solely to the party secured by the Collateral to be released for such performance. Lender represents and warrants to Borrower that the party secured by the Collateral shall be subject to the release provisions contained in Articles 3 and 5 by virtue of the release provisions in each Security Instrument.

         SECTION 13.04. Replacement of Lender.

         At the request of Fannie Mae, Borrower and Lender shall agree to the assumption by another lender designated by Fannie Mae (which lender shall meet Fannie Mae's then current standards for lenders for credit facilities of the type and size of the credit facility evidenced by this Agreement), of all of the obligations of Lender under this Agreement and the other Loan Documents, and/or any related servicing obligations, and, at Fannie Mae's option, the concurrent release of Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption.

         SECTION 13.05. Fannie Mae and Lender Fees and Expenses.

         Borrower agree that any provision providing for the payment of fees, costs or expenses incurred or charged by Lender pursuant to this Agreement shall be deemed to provide for Borrower's payment of all reasonable fees, costs and expenses incurred or charged by Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

         SECTION 13.06. Third-Party Beneficiary.

         Borrower hereby acknowledge and agree that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by Borrower to, and all rights under this Agreement conferred upon, Lender, and, by virtue of its status as third-party beneficiary and/or assignee of Lender's rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against Borrower.

                                   ARTICLE 14

              INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES

         SECTION 14.01. Insurance and Real Estate Taxes.

         Borrower shall (unless waived by Lender by separate agreement) establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in accordance with Section 7(a) of the Security Instrument for each Mortgaged Property.

         SECTION 14.02. Replacement Reserves.

         Borrower shall execute a Replacement Reserve Agreement for the Mortgaged Property which they own and shall (unless waived by Lender by separate agreement) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

                                   ARTICLE 15

                       PERSONAL LIABILITY OF THE BORROWER

         SECTION 15.01. Personal Liability of the Borrower.

                  (a) Full Recourse. The Borrower is and shall remain personally liable to the Lender for the payment and performance of all Obligations throughout the term of this Agreement.

                  (b) Transfer Not Release. No Transfer by any Person of its Ownership Interests in the Borrower shall release the Borrower from liability under this Article, this Agreement or any other Loan Document, unless the Lender shall have approved the Transfer and shall have expressly released the Borrower in connection with the Transfer.

                  (c) Miscellaneous. The Lender may exercise its rights against the Borrower personally without regard to whether the Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to the Lender under the Loan Documents or applicable law. For purposes of this Article, the term "Mortgaged Property" shall not include any funds that (1) have been applied by the Borrower as required or permitted by the Loan Documents prior to the occurrence of an Event of Default, or (2) are owned by the Borrower and which the Borrower was unable to apply as required or permitted by the Loan Documents because of a bankruptcy, receivership, or similar judicial proceeding.

                                   ARTICLE 16

                              INTENTIONALLY OMITTED

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         SECTION 17.01. Counterparts.

         To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         SECTION 17.02. Amendments, Changes and Modifications.

         This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

         SECTION 17.03. Payment of Costs, Fees and Expenses.

         Borrower shall pay, on demand, all reasonable fees, costs, charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Lender in connection with:

                  (a) Any amendment, consent or waiver to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into).

                  (b) Defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to
(i) any Mortgaged Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between Lender and Borrower and Sunrise in connection with this Agreement or any of the transactions contemplated by this Agreement.

                  (c) The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents.

                  (d) Any disclosure documents, including fees payable to any rating agencies, including the reasonable fees and expenses of Lender's attorneys and accountants.

Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Loan Documents or the Advances. However, Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Lender. Any attorneys' fees and expenses payable by Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of Borrower secured by the Loan Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to Lender of, any provision of any other Loan Document relating to any of the matters covered by this Section.

         SECTION 17.04. Payment Procedure.

         All payments to be made to Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by Lender before 2:00 p.m. (Washington, D.C. time) on the date when due.

         SECTION 17.05. Payments on Business Days.

         In any case in which the date of payment to Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

         SECTION 17.06. Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.

         NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THE NOTES, AND THE BORROWER AND SUNRISE UNDER THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF
LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO
(1) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (2) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE DISTRICT OF COLUMBIA UNIFORM COMMERCIAL CODE AND (3) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. BORROWER AND SUNRISE AGREE THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN DISTRICT

OF COLUMBIA. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN DISTRICT OF COLUMBIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. THE BORROWER AND SUNRISE IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST BORROWER AND SUNRISE AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF DISTRICT OF COLUMBIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER AND SUNRISE AND LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY BORROWER AND SUNRISE TO PERSONAL JURISDICTION WITHIN DISTRICT OF COLUMBIA THE BORROWER AND SUNRISE (I) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, THE BORROWER AND SUNRISE HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE BORROWER AND SUNRISE THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY BORROWER AND SUNRISE UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER'S AND SUNRISE'S FREE WILL.

         SECTION 17.07. Severability.

         In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

         SECTION 17.08. Notices.

                  (a) Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as "notices" and singly as a "notice") which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

                           (i) personally delivered with proof of delivery
thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

                           (ii) sent by Federal Express (or other similar
overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

                           (iii) sent by telecopier or facsimile machine which
automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient's telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1) or (2) above within two Business Days) (any notice so delivered shall be deemed to have been received
(i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

         As to Borrower:   c/o Sunrise Assisted Living, Inc.
                           7902 Westpark Drive
                           McLean, Virginia 22102
                           Attention: James S. Pope, Executive Vice President
                           Telecopy No.: (703) 744-1645

                           c/o Sunrise Assisted Living, Inc.
                           7902 Westpark Drive
                           McLean, Virginia 22102
                           Attention: Legal Department
                           Telecopy No.: (703) 744-1885

         with a copy to:   Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                           7929 Westpark Drive
                           Suite 400
                           McLean, Virginia 22102
                           Attention: Wayne G. Tatusko, Esq.
                           Telecopy No.: (703) 356-5388

         As to Lender:     Glaser Financial Group, Inc.
                           2550 University Avenue West
                           St. Paul, Minnesota 55114
                           Attention: David Williams
                           Telecopy No.: (651) 644-0923

         As to Fannie Mae: Fannie Mae
                           3939 Wisconsin Avenue, N.W.
                           Washington, D.C. 20016-2899
                           Attention: Vice President for Multifamily Asset
                                      Management
                           Telecopy No.: (202) 752-5016

         with a copy to:   Arter & Hadden LLP
                           1801 K Street, N.W.
                           Suite 400K
                           Washington, D.C. 20006
                           Attention: Lawrence H. Gesner, Esquire
                           Telecopy No.: (202) 857-0172

                  (b) Change of Notice Address. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

         SECTION 17.09. Further Assurances and Corrective Instruments.

                  (a) Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Lender or Borrower may request and as may be required in the opinion of Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

                  (b) Further Documentation. Without limiting the generality of subsection (a), in the event any further documentation or information is required by Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Advances, Borrower shall provide, or cause to be provided to Lender, at their cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is reasonably required by Lender and at reasonable cost to the Borrower.

                  (c) Compliance with Investor Requirements. Without limiting the generality of subsection (a), Borrower shall do anything necessary to comply with the reasonable requirements of Lender to enable Lender to sell the MBS backed by an Advance.

         SECTION 17.10. Term of this Agreement.

         This Agreement shall continue in effect until the Credit Facility Termination Date.

         SECTION 17.11. Assignments; Third-Party Rights.

         No Borrower shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Lender. Lender may assign its rights and obligations under this Agreement separately or together, without Borrower's consent, only to Fannie Mae, but may not delegate its obligations under this Agreement unless required to do so pursuant to Section 13.04.

         SECTION 17.12. Headings.

         Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 17.13. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Appendix I and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word "including" means "including, but not limited to."

         SECTION 17.14. Interpretation.

         The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

         SECTION 17.15. Standards for Decisions, Etc.

         Unless otherwise provided herein, if Lender's approval is required for any matter hereunder, such approval may be granted or withheld in Lender's sole and absolute discretion. Unless otherwise provided herein, if Lender's designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Lender's sole and absolute discretion.

         SECTION 17.16. Decisions in Writing.

         Any approval, designation, determination, selection, action or decision of Lender or Borrower must be in writing to be effective.

         SECTION 17.17. Requests.

         The Borrower may submit up to a total of 10 Requests per Calendar Year, provided (i) that Future Advance Requests shall not count against such limit and
(ii) all Requests given by Borrower on any day shall count as one (1) Request.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       Borrower

                                       SUNRISE RIVERSIDE ASSISTED LIVING, L.P., a California limited partnership

                                       By:  Sunrise Assisted Living Investments,
                                            Inc., General Partner


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President


                                       SUNRISE PARMA ASSISTED LIVING, L.L.C., a
                                       Virginia limited liability company

                                       By:  Sunrise Assisted Living Investments,
                                            Inc., Sole Member


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President


                                       SUNRISE WILTON ASSISTED LIVING, L.L.C., a
                                       Connecticut limited liability company

                                       By:  Sunrise Development, Inc., Sole
                                            Member


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President

                                       SUNRISE WALL ASSISTED LIVING, L.L.C., a
                                       New Jersey limited liability company

                                       By:  Sunrise Development, Inc., Sole
                                            Member


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President


                                       SUNRISE WESTON ASSISTED LIVING, Limited
                                       Partnership, a Massachusetts limited
                                       partnership

                                       By:  Sunrise Assisted Living Investments,
                                            Inc., General Partner


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President



                                       Lender

                                       GLASER FINANCIAL GROUP, INC., a Minnesota corporation



                                       By: /s/ David A. Williams
                                           -------------------------------------
                                       Name: David A. Williams
                                             -----------------------------------
                                       Title: Executive Vice President
                                              ----------------------------------

                                   APPENDIX I
                                   DEFINITIONS

For all purposes of the Agreement, the following terms shall have the respective meanings set forth below:

                  "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

                  "Addition Loan Documents" means the Security Instrument covering an Additional Mortgaged Property and any other documents, instruments or certificates required by Lender in connection with the addition of the Additional Mortgaged Property to the Collateral Pool pursuant to Article 3.

                  "Addition Request" means a written request, substantially in the form of Exhibit M to the Agreement, to add Additional Mortgaged Properties to the Collateral Pool as set forth in Section 3.02(a).

                  "Additional Borrower" means the owner of an Additional Mortgaged Property, which entity becomes a Borrower under the Agreement and the applicable Loan Documents.

                  "Additional Collateral Due Diligence Fees" means the due diligence fees paid by Borrower to Lender with respect to each Additional Mortgaged Property.

                  "Additional Mortgaged Property" means each Multifamily Residential Property owned by any Borrower or Additional Borrower (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) and added to the Collateral Pool after the Initial Closing Date pursuant to Article 3.

                  "Advance" means a Variable Advance (including a Rollover Variable Advance) or a Fixed Advance.

                  "Advance Confirmation Instrument" means the written instrument, substantially in the form of Exhibit K to the Agreement, issued by Borrower to Lender to confirming Borrower's obligation to repay Variable Advances pursuant to Section 2.02.

                  "Advance Request" means a written request, substantially in the form of Exhibit L to the Agreement, for an Advance made pursuant to
         Section 2.04.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

                  "Aggregate Debt Service Coverage Ratio" means, for any specified date, the ratio (expressed as a percentage) of--

                  (a) the aggregate of the Net Operating Income for the Mortgaged Properties

                                       to

                  (b)      the Facility Debt Service on the specified date.

                  "Aggregate Loan to Value Ratio" means, for any specified date, the ratio (expressed as a percentage) of--

                  (a)      the Advances Outstanding on the specified date,

                                       to

                  (b) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties.

                  "Agreement" means the Master Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to the Agreement, each of which is hereby incorporated into the Agreement by this reference.

                  "Allocable Facility Amount" means the portion of the Credit Facility allocated to a particular Mortgaged Property by Lender in accordance with the Agreement. The Allocable Facility Amount for each Mortgaged Property shall equal the then current Aggregate Loan to Value Ratio multiplied by the then current Valuation of such Mortgaged Property.

                  "Amortization Period" means the period of 25 years.

                  "Applicable Law" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws (as defined in the Security Instrument), (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by the Agreement or any of the other Loan Documents.

                  "Appraisal" means an appraisal of Multifamily Residential Property conforming to the requirements of Chapter 5 of Part III of the DUS Guide and accepted by Lender.

                  "Appraised Value" means the value set forth in an Appraisal.

                  "Borrower" means, individually and collectively, Sunrise Riverside Assisted Living, L.P., a California limited partnership, Sunrise Parma Assisted Living, L.L.C., a Virginia limited liability company, Sunrise Wilton Assisted Living, L.L.C., a Connecticut limited liability company, Sunrise Wall Assisted Living, L.L.C., a New Jersey limited liability company, Sunrise Weston Assisted Living, L.P., a Massachusetts limited partnership, and any Additional Borrower becoming a party to the Agreement and any other Loan Documents, but excluding any party which was a Borrower and any and all Mortgaged Properties owned by such Borrower have been released from the Collateral Pool.

                  "Borrowing Up Limitation" means the lesser of (a) the amount that would result in an Aggregate Loan to Value Ratio of 70%, or (b) the amount that would result in (i) an Aggregate Debt Service Coverage Ratio of 1.15 for the portion of the Commitment (including the portion of any additional Advances to be made pursuant to Section 2.04(c)) that comprises the Variable Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Variable Facility Commitment in making such determination of the Debt Service Coverage Ratio, provided such amount shall not exceed 103% of the amount that would result using the calculations set forth in
         (ii) below), and (ii) a Debt Service Coverage Ratio of 1.45 for the portion of the Commitment (including the portion of any additional Advances to be made pursuant to Section 2.04(c)) that comprises the Fixed Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Fixed Facility Commitment in making such determination of Debt Service Coverage Ratio).

                  "Business Day" means a day on which Fannie Mae is open for business.

                  "Calendar Quarter" means, with respect to any year, any of the following three month periods: (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d)
         October-November-December.

                  "Calendar Year" means the 12-month period from the first day of January to and including the last day of December, and each 12-month period thereafter.

                  "Cap Rate" means, for each Mortgaged Property, a capitalization rate reasonably selected by Lender for use in determining the Valuations, as disclosed to Borrower from time to time.

                  "Cash Equivalents" means:

                  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition.

                  (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than twelve (12) months, issued by any commercial bank having membership in the FDIC, or by any U.S. commercial lender (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; and

                  (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in either case having a term of not more than twelve (12) months.

                  "Change of Control" means the earliest to occur of: the date on which (a) an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than 40% of the total ownership interest of Borrower or Sunrise, as the case may be, then outstanding, or (b) Paul
         J. Klaassen ceases to be the chairman of the board of directors of Sunrise.

                  "Chief Financial Officer" means the chief financial officer of Sunrise or any other person with responsibility for any of the functions typically performed in a corporation by the chief financial officer.

                  "Closing Date" means the Initial Closing Date and each date after the Initial Closing Date on which the funding or other transaction requested in a Request is required to take place.

                  "Collateral" means the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing Borrower's obligations under the Loan Documents.

                  "Collateral Pool" means all of the Collateral.

                  "Commitment" means, at any time, the sum of the Fixed Facility Commitment and the Variable Facility Commitment.

                  "Complete Fixed Facility Termination" shall have the meaning set forth in Section 5.02(a).

                  "Complete Variable Facility Termination" shall have the meaning set forth in Section 5.02(a).

                  "Compliance Certificate" means a certificate of Borrower substantially in the form of Exhibit F to the Agreement.

                  "Conversion Amendment" means the Master Credit Facility Conversion Amendment, substantially in the form of Exhibit I to the Agreement, reflecting the conversion of all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment as set forth in Section 1.08(b).

                  "Conversion Documents" means the Conversion Amendment, together with an amendment to each Security Document and other applicable Loan Documents, in form and substance satisfactory to Lender, reflecting the change in the Fixed Facility Commitment and the Variable Facility Commitment pursuant to Section 1.08.

                  "Conversion Request" means a written request, substantially in the form of Exhibit H to the Agreement, to convert all or any portion of the Variable Facility Commitment to the Fixed Facility Commitment pursuant to Section 1.08.

                  "Coupon Rate" means, with respect to a Variable Advance, the imputed interest rate determined by Lender pursuant to Section 1.05(a) and, with respect to a Fixed Advance, the interest rate determined by Lender pursuant to Section 1.05(b).

                  "Coverage and LTV Tests" mean, for any specified date, each of the following financial tests:

                           (a) The Aggregate Debt Service Coverage Ratio is not less than 1.45:1.0.

                           (b) The Aggregate Loan to Value Ratio does not exceed 70%.

                  "Credit Facility" means the Fixed Facility and the Variable Facility.

                  "Credit Facility Termination Documents" means the instruments releasing the Security Instruments as lien on the Mortgaged Properties, UCC-3 Termination Statements terminating the UCC-1 Financing Statements on the Mortgaged Properties, and such other documents and instruments necessary to evidence the release of the Collateral from any lien securing the Obligations, and the Notes, all in connection with the termination of the Agreement and the Credit Facility pursuant to
         Article V.

                  "Credit Facility Termination Request" means a written request, substantially in the form of Exhibit R to the Agreement, to terminate the Agreement and the Credit Facility pursuant to Section 5.04(a).

                  "Debt Service Coverage Ratio" means -

                  (a) For any Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of --

                           (ii) the aggregate of the Net Operating Income for the preceding 12 month period for the subject Mortgaged Property to

                           (iii) the Facility Debt Service on the specified date, assuming, for the purpose of calculating the Facility Debt Service for this definition, that Advances Outstanding shall be the Allocable Facility Amount for the subject Mortgaged Property.

                  (b) For purposes of determining the Initial Commitment Amount or the Borrowing Up Limitation, for any specified date, the ratio (expressed in decimal form) of --

                           (iv) the applicable portion of Net Operating Income for the preceding 12 month period to

                           (v) the applicable Facility Debt Service on the specified date, as described in the definitions of Initial Commitment Amount or Borrowing Up Limitation, as applicable.

                  "Discount" means, with respect to any Variable Advance, an amount equal to the excess of --

                  (i) the face amount of the MBS backed by the Variable Advance, over

                  (ii)     the Price of the MBS backed by the Variable Advance.

                  "DUS Guide" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such Guide may be amended from time to time, including exhibits to the DUS Guide and amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is no longer used by Fannie Mae, the term "DUS Guide" as used in the Agreement means the Fannie Mae Multifamily Negotiated Transactions (NT) Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of, and exhibits to, the

         DUS Guide shall be deemed references to such articles, sections and exhibits as they may be amended, modified, updated, superseded, supplemented or replaced from time to time.

                  "DUS Guide Underwriting Requirements" means the overall underwriting requirements for Multifamily Residential Properties as set forth in the DUS Guide.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" means any event defined to be an "Event of Default" under Article 11.

                  "Expansion" means an increase in the Commitment made in accordance with Article 4.

                  "Expansion Loan Documents" means amendments to the Variable Facility Note or the Fixed Facility Notes, as the case may be, increasing the amount of such Note to the amount of the Commitment, as expanded in accordance with Article 4 and amendments to the Security Instruments, increasing the amount secured by such Security Instruments to the amount of the Commitment.

                  "Expansion Request" means a written request, substantially in the form of Exhibit O to the Agreement, to obtain an Expansion pursuant to Section 4.02.

                  "Facility Debt Service" means -

                  (c) For use in determining the initial Commitment amount, the sum of the amount of interest and principal amortization that would be payable during the 12 month period immediately succeeding the Initial Closing Date, with respect to the full amount of the initial Commitment, except that, for these purposes:

                           (vi) the initial amount of the Variable Facility Commitment shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the Three Month LIBOR rate plus (B) the Variable Facility Fee plus (C) 300 basis points) in an amount necessary to fully amortize the original principal amount of the Variable Facility Commitment over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

                           (vii) the initial amount of the Fixed Facility Commitment shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance plus (B) the anticipated investor spread (as determined by the Lender) for MBS having similar characteristics as the MBS to be issued in connection with the Fixed Facility Commitment plus (C) the Fixed Facility Fee) in an amount necessary to fully amortize the original principal amount of the Fixed Facility Commitment over the Amortization Period, with such amortization to commence on the first day of the 12 month period.

                                    The interest rates described in this clause
                                    (a) determined as of the Initial Closing
                                    Date are hereinafter referred to as the
                                    "Underwriting Rates."

                  (d) For use in determining (i) whether Borrower may obtain Advances based on increases in the Aggregate Loan to Value Ratio or Debt Service Coverage Ratios in accordance with Section 2.04(c) of the Agreement, as of any specified date, and (ii) the additional borrowing capacity created by the addition of Additional Mortgaged Properties (whether pursuant to
                           Section 3.2 of the Agreement or in connection with an Expansion pursuant to Article 4 of the Agreement), the sum of:

                           (viii) the amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Advances Outstanding on the specified date and Advances to be obtained pursuant to Section 2.04(c), except that, for these purposes:

                  (A) each Variable Advance Outstanding or to be obtained pursuant to Section 2.04(c) shall be deemed to require level monthly payments of principal and interest at a rate equal to the greater of (A) the highest Underwriting Rate utilized to obtain any advance pursuant to Section 2.04(c) during the Term of the Agreement and (B) the rate that would apply to such Variable Advance if the Underwriting Rates were being determined on the date of calculation, in an amount necessary to fully amortize the original principal amount of the Variable Advance over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

                  (B) each Fixed Advance Outstanding shall require level monthly payments of principal and interest (at the Coupon Rate for the Fixed Advance) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period, with such amortization to commence on the first day of the 12 month period; and

                  (C) each Fixed Advance to be obtained pursuant to Section 2.04(c) shall be deemed to require level monthly payments of principal and interest at a rate equal to the estimated Coupon Rate for such

                           Fixed Advance in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

                           (ix) the amount of the Standby Fees payable to Lender pursuant to Section 11.01 during such 12 month period (assuming, for these purposes, that the Advances Outstanding throughout the 12 month period are always equal to the amount of Advances Outstanding on the specified date).

                  (e) For use in determining the Aggregate Debt Service Coverage Ratio for purposes of determining Release Prices pursuant to Section 3.04(c) of the Agreement, for purposes of determining compliance with the Coverage and LTV Tests, and for other ongoing monitoring purposes, as of any specified date, the sum of:

                           (x) the amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Advances Outstanding on the specified date, except that, for these purposes:

                  (A) each Variable Advance shall be deemed to require level monthly payments of principal and interest (at the Coupon Rate for such Variable Advance) in an amount necessary to fully amortize the original principal amount of the Variable Advance over the Amortization Period, with such amortization deemed to commence on the first day of the 12 month period; and

                  (B) each Fixed Advance shall require level monthly payments of principal and interest (at the Coupon Rate for such Fixed Advance) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period, with such amortization to commence on the first day of the 12 month period; and

                           (xi) the amount of the Standby Fees payable to Lender pursuant to Section 10.01 during such 12 month period (assuming, for these purposes, that the Advances Outstanding throughout the 12 month period are always equal to the amount of Advances Outstanding on the specified date).

                  "Facility Termination Document" means the Amendment of the Master Credit Facility Agreement, substantially in the form of Exhibit Q to the Agreement, evidencing the permanent reduction in the Facility Commitment pursuant to Section 5.02.

                  "Facility Termination Fee" means, with respect to a reduction in either the Variable Facility Commitment or the Fixed Facility Commitment pursuant to Article 5, the sum of

                  (A) an amount equal to the product obtained by multiplying

                           (1) the reduction in the Variable Facility Commitment, by

                           (2)      the Variable Facility Fee, by

                           (3) the present value factor calculated using the following formula:

                                 1 - (1 + r)-(n)
                                 --------------
                                        r

                           [r =     Yield Rate

                           n = the number of years (counting any partial year as a full year) remaining between the Closing Date for the reduction in the Commitment and the Variable Facility Termination Date.

         The "Yield Rate" means the rate, determined as of the Initial Closing Date, on the U.S. Treasury security having a maturity closest to the Variable Facility Termination Date; and

                  (B) an amount equal to the product obtained by multiplying

                           (1)      the reduction in the Fixed Facility
                                    Commitment, by

                           (2)      the Fixed Facility Fee, by

                           (3) the present value factor calculated using the following formula:

                                 1 - (1 + r)-(n)
                                 ---------------
                                        r

                           [r =     Yield Rate

                           n = the number of years (counting any partial year as a full year) remaining between the Closing Date for the reduction in the Commitment and the Fixed Facility Termination Date.

                           The "Yield Rate" means the rate, determined as of the Initial Closing Date, on the U.S. Treasury security having a maturity closest to the Fixed Facility Termination Date.

                           Notwithstanding the foregoing, if a Facility
         Termination Fee is incurred in connection with the refinancing of a Mortgaged Property by Lender, which refinanced loan is purchased by Fannie Mae, the Facility Termination Fee shall not exceed 1% of the reduction in the Variable Facility Commitment or the Fixed Facility Commitment, as the case may be.

                  "Facility Termination Request" means a written request, substantially in the form of Exhibit P to the Agreement, for a permanent reduction in the Variable Facility Commitment or the Fixed Facility Commitment pursuant to Section 5.02.

                  "Fannie Mae" means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 et seq.

                  "Fees" means Additional Collateral Due Diligence Fee, Facility Termination Fee, Fixed Facility Fee, Standby Fee, Substitution Fee, Variable Facility Fee any and all other fees specified in the Agreement.

                  "Fixed Advance" means a loan made by Lender to Borrower under the Fixed Facility Commitment.

                  "Fixed Facility" means the agreement of Lender to make Fixed Advances to Borrower pursuant to Section 1.01.

                  "Fixed Facility Availability Period" means the period beginning on the Initial Closing Date and ending on the date five years after the Initial Closing Date.

                  "Fixed Facility Commitment" means $0, plus such amount as Borrower may elect to add to the Fixed Facility Commitment in accordance with Section 1.08 and Article 4.

                  "Fixed Facility Fee" means (i) 105 basis points for a Fixed Advance drawn from the Fixed Facility Commitment in effect during the period ending on the date 12 months after the Initial Closing Date (whenever such Fixed Advance is made) and (ii) for any Fixed Advance drawn from any portion of the Fixed Facility Commitment, increased under Article 4 or converted under Section 1.08 from any portion of the Variable Commitment after the period ending on the date 12 months after the Initial Closing Date, the number of basis points determined at the time of such increase by Lender as the Fixed Facility Fee for such Fixed Advances.

                  "Fixed Facility Note" means a promissory note, in the form attached as Exhibit B to the Agreement, which will be issued by Borrower to Lender, concurrently with the funding of each Fixed Advance, to evidence Borrower's obligation to repay the Fixed Advance.

                  "Future Advance" means an Advance made after the Initial Closing Date.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

                  "General Conditions" shall have the meaning set forth in
         Article 6.

                  "Geographical Diversification Requirements" means a requirement that (i) if the Collateral Pool consist of two (2) or three
         (3) Mortgaged Properties, such Mortgaged Properties shall be located in at least two (2) SMSA's, and (ii) if the Collateral Pool consists of four (4) or more Mortgaged Properties, such Mortgaged Properties shall be located in at least three (3) SMSA's.

                  "Governmental Approval" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

                  "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "Gross Revenues" means, for any specified period, with respect to any Multifamily Residential Property, all income (including, without limitation, community fees) in respect of such Multifamily Residential Property as reflected on the certified operating statement for such specified period as adjusted to exclude unusual income (e.g. temporary or nonrecurring income), income not allowed under the DUS Guide as shown in Section 403.02 of Part III (e.g. interest income, furniture income, etc.), and the value of any unreflected concessions.

                  "Guaranty" means that certain Guaranty to be executed by Sunrise in the form of Exhibit D to this Agreement.

                  "Impositions" means, with respect to any Mortgaged Property, all (1) water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under any Security Instrument, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender's interests.

                  "Indebtedness" means, with respect to any Person, as of any specified date, without duplication, all:

                           (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and (ii) for construction of improvements to property, if such person has a non-contingent contract to purchase such property);

                           (b) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

                           (c) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet;

                           (d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the District of Columbia) issued or created for the account of such Person;

                           (e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

                           (f) as to any Person ("guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation ("primary obligations") of any third person ("primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith.

                  "Initial Advance" means the Variable Advance made on the Initial Closing Date in the amount of $27,860,000.

                  "Initial Closing Date" means the date of the Agreement.

                  "Initial Commitment Amount" means the lesser of (a) the amount that would result in an Aggregate Loan to Value Ratio of 70%, or (b) the amount that would result in (i) an Aggregate Debt Service Coverage Ratio of 1.15 for the portion of the Commitment that will be the Variable Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Variable Facility Commitment in making such determination of Debt Service Coverage Ratio), provided that such amount shall not exceed 103% of the amount that would result using the calculation set forth in
         (ii) below, and (ii) a Debt Service Coverage Ratio of 1.45 for the portion of the Commitment that will be the Fixed Facility Commitment (using a prorated portion of the Net Operating Income and using the Facility Debt Service for only the Fixed Facility Commitment in making such determination of Debt Service Coverage Ratio).

                  "Initial Mortgaged Properties" means the Multifamily Residential Properties described on Exhibit A to the Agreement and which represent the Multifamily Residential Properties which are made part of the Collateral Pool on the Initial Closing Date.

                  "Initial Security Instruments" means the Security Instruments covering the Initial Mortgaged Properties.

                  "Initial Valuation" means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool. The Initial Valuation for each of the Initial Mortgaged Properties is as set forth in Exhibit A to the Agreement.

                  "Insurance Policy" means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended. Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final, temporary or proposed.

                  "Joint Venture Transfer" means, with respect to any Mortgaged Property, the transfer of such Mortgaged Property to an entity of which at least 20% of the ownership interest in such entity is owned by Sunrise and up to 80% of the ownership interest in such entity is owned by an investor approved by Lender; provided that (a) such Mortgaged Property is refinanced under the Fannie Mae Delegated Underwriting and Servicing Program with the Lender being the lender for such transaction (in connection with which Lender agrees to use reasonable efforts to reduce closing costs and recordation taxes), (b) Sunrise is the sole managing member of the entity to which the Mortgaged Property is transferred, (c) Sunrise or an Affiliate thereof is the manager of the Mortgaged Property to be transferred, (d) the Borrower or Sunrise pays a fee equal to 50 basis points multiplied by the Allocable Facility Amount of the Mortgaged Property to be transferred and pays all legal fees and costs and expenses of Lender and Fannie Mae in connection with the transfer and refinance of said Mortgaged Property, and (e) Sunrise provides a guaranty of the standard non-recourse carveouts under the Delegated Underwriting and Servicing Program. In addition, all terms and conditions set forth in the Master Credit Facility Agreement relating to the release of properties from the Collateral Pool shall apply to any Joint Venture Transfer.

                  "Lease" means, other than a Resident Agreement, any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "Lender" shall have the meaning set forth in the first paragraph of the Agreement, but shall refer to any replacement Lender if the initial Lender is replaced pursuant to the terms of Section 13.04.

                  "Lien" means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

                  "Liquidity" means, at any time, the amount of cash and Cash Equivalents owned by a Person.

                  "Loan Documents" means the Agreement, the Notes, the Guaranty, the Advance Confirmation Instruments, the Security Documents, all documents executed by the Borrower or Sunrise pursuant to the General Conditions set forth in Article 6 of the Agreement and any other documents executed by the Borrower or Sunrise from time to time in connection with the Agreement or the transactions contemplated by the Agreement.

                  "Loan to Value Ratio " means, for a Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of --

                  (a) the Allocable Facility Amount of the subject Mortgaged Property on the specified date,

                                       to

                  (b) the Valuation most recently obtained prior to the specified date for the subject Mortgaged Property.

                  "Loan Year" means the 12-month (plus any partial month) period from the first day of the first calendar month after the Initial Closing Date to and including the last day of the twelfth calendar month after the first anniversary of the Initial Closing Date, and each 12-month period thereafter.

                  "Material Adverse Effect" means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse written determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of
         (a) the business, operations, property or condition (financial or otherwise) of the Borrower or Sunrise, (b) the present or future ability of the Borrower or Sunrise to perform the Obligations for which it is liable, (c) the validity, priority, perfection or enforceability of the Agreement or any other Loan Document or the rights or remedies of Lender under any Loan Document, or (d) the value of, or Lender's ability to have recourse against, any Mortgaged Property.

                  "MBS" means a mortgage-backed security issued by Fannie Mae which is "backed" by an Advance and has an interest in the Notes and the Collateral Pool securing the Notes, which interest permits the holder of the MBS to participate in the Notes and the Collateral Pool to the extent of such Advance.

                  "MBS Imputed Interest Rate" shall have the meaning set forth in Section 1.05(a).

                  "MBS Issue Date" means the date on which an MBS is issued by Fannie Mae.

                  "MBS Delivery Date" means the date on which an MBS is delivered by Fannie Mae.

                  "MBS Pass-Through Rate" means the interest rate for a Fixed Advance as determined by Lender (rounded to three places) payable in respect of the Fannie Mae MBS issued pursuant to the MBS Commitment backed by the Fixed Advance as determined in accordance with Section 2.01.

                  "Mortgaged Properties" means, collectively, the Additional Mortgaged Properties, the Substitute Mortgaged Properties and the Initial Mortgaged Properties, but excluding each Release Property from and after the date of its release from the Collateral Pool.

                  "Multifamily Residential Property" means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Chapter 2 of Part III of the DUS Guide (Property Requirements).



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                  "Net Operating Income" means, for any specified period, with respect to any Multifamily Residential Property, the Gross Revenues during such period less the aggregate Operating Expenses during such period. If a Mortgaged Property is not in the Collateral Pool for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property was in the Collateral Pool shall be the Mortgaged Property's actual Gross Revenues for each full Calendar Quarter the Mortgaged Property was part of the Collateral Pool and the Mortgaged Property's pro forma net operating income determined by Lender in accordance with the underwriting procedures set forth in Chapter 4 of
         Part III of the DUS Guide (Determination of Loan Amount) for each full Calendar Quarter during the specified period that the Mortgaged Property was not part of the Collateral Pool less the aggregate Operating Expenses during such period.

                  "Net Worth" means, as of any specified date, for any Person, the excess of the Person's assets over the Person's liabilities, determined in accordance with GAAP, on a consolidated basis, provided that all real property shall be valued on an undepreciated basis.

                  "Note" means any Fixed Facility Note or the Variable Facility Note.

                  "Obligations" means the aggregate of the obligations of Borrower and Sunrise under the Agreement and the other Loan Documents.

                  "Operating Expenses" means, for any period, with respect to any Multifamily Residential Property, all expenses in respect of the Multifamily Residential Property, as determined by Lender based on the certified operating statement for such specified period as adjusted to provide for the following: (i) all appropriate types of expenses, including a management fee and deposits to the Replacement Reserves (whether funded or not), are included in the total operating expense figure; (ii) upward adjustments to individual line item expenses to reflect market norms or actual costs and correct any unusually low expense items, which could not be replicated by a different owner or manager (e.g., a market rate management fee will be included regardless of whether or not a management fee is charged, market rate payroll will be included regardless of whether shared payroll provides for economies, etc.); and (iii) downward adjustments to individual line item expenses to reflect unique or aberrant costs (e.g., non-recurring capital costs, non-operating borrower expenses, etc.).

                  "Organizational Certificate" means, collectively, certificates from Borrower and Sunrise to Lender, in the form of Exhibits G-1 and G-2 to the Agreement, certifying as to certain organizational matters with respect to Borrower and Sunrise .

                  "Organizational Documents" means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including but not limited to, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or



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         joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

                  "Outstanding" means, when used in connection with promissory notes, other debt instruments or Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, but have not been repaid in full as of the specified date.

                  "Ownership Interests" means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permits" means all permits and accreditations, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any Borrower's business.

                  "Permitted Liens" means, with respect to a Mortgaged Property,
         (i) the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property which are approved by Lender, (ii) the Security Instrument encumbering the Mortgaged Property, (iii) Liens for personal property leases and title retention agreements having aggregate payments of up to $75,000 per Calendar Year, and (iv) any other Liens approved by Lender.

                  "Person" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

                  "Potential Event of Default" means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                  "Price" means, with respect to an Advance, the proceeds of the sale of the MBS backed by the Advance.

                  "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Rate Form" means the completed and executed document from Borrower to Lender pursuant to Section 2.01(b), substantially in the form of Exhibit J to the Agreement, specifying the terms and conditions of the MBS to be issued for the requested Advance.



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

                  "Rate Setting Date" shall have the meaning set forth in
         Section 2.01(b).

                  "Release Documents" mean instruments releasing the applicable Security Instrument as a Lien on the Release Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements, and such other documents and instruments to evidence the release of the Release Property from the Collateral Pool.

                  "Release Property" means the Mortgaged Property to be released pursuant to Section 3.04.

                  "Release Price" shall have the meaning set forth in Section 3.04(c).

                  "Release Request" means a written request, substantially in the form of Exhibit M to the Agreement, to obtain a release of Collateral from the Collateral Pool pursuant to Section 3.04(a).

                  "Rent Roll" means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243, as set forth in Exhibit III-3 of the DUS Guide, or on another form approved by Lender and containing substantially the same information as Form 4243 requires.

                  "Replacement Reserve Agreement" means a Replacement Reserve and Security Agreement, reasonably required by Lender, and completed in accordance with the requirements of the DUS Guide.

                  "Request" means an Advance Request, an Addition Request, an Expansion Request, a Substitution Request, a Release Request, a Conversion Request, a Credit Facility Termination Request, or a Facility Termination Request.

                  "Resident Agreement" means a written agreement for occupancy of a portion of a Mortgaged Property by an individual senior resident.

                  "Rollover Variable Advance" means a Variable Advance made solely to refinance an existing Variable Advance on the maturity date of such Variable Advance.

                  "Security" means a "security" as set forth in Section 2(1) of the Securities Act of 1933, as amended.

                  "Security Documents" means the Security Instruments, the Replacement Reserve Agreements and any other documents executed by Borrower and Sunrise from time to time to secure any of Borrower's and Sunrise's obligations under the Loan Documents.

                  "Security Instrument" means, for each Mortgaged Property, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Lender to



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         secure the obligations of Borrower under the Loan Documents. With respect to each Mortgaged Property owned by a Borrower, the Security Instrument shall be substantially in the form published by Fannie Mae for use in the state in which the Mortgaged Property is located. If the Collateral Pool includes any Mortgaged Properties located in the State of California, "Security Instrument" shall include any additional Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Lender to secure the obligations of Borrower under the Loan Documents deemed desirable by Lender. The amount secured by the Security Instrument shall be equal to the Commitment in effect from time to time.

                  "Senior Management" means (i) the Chief Executive Officer, Chairman of the Board, President, Chief Financial Officer and Chief Operating Officer of Sunrise, and (ii) any other individuals with responsibility for any of the functions typically performed in a corporation by the officers described in clause (i).

                  "Single-Purpose" means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

                  (i) has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

                  (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

                  (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

                  (iv) has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

                  (v) has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person;

                  (vi) has not commingled its assets or funds with those of any other Person;

                  (vii) has identified itself in all dealings with secured creditors (other than trade creditors in the ordinary course of business and creditors for the construction of improvements to property on which such Person has a non-contingent contract to purchase such property) under its own name and as a separate and distinct entity;

                  (viii) commencing on the Initial Closing Date, is and has been adequately capitalized in light of its contemplated business operations;



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

                  (ix) commencing on the Initial Closing Date, has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Credit Facility or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

                  (x) has not acquired obligations or securities of any other Person;

                  (xi) in relation to a Borrower, except for loans made in the ordinary course of business to Affiliates, has not made loans or advances to any other Person;

                  (xii) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third Party;

                  (xiii)   has had no employees;

                  (xiv) has allocated fairly and reasonably any overhead for shared office space; and

                  (xv) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or
                           Section 4975 of the Internal Revenue Code.

                  "SMSA" means a "standard metropolitan statistical area," as defined from time to time by the United States Office of Management and Budget.

                  "Standby Fee" means, for any month, an amount equal to the product obtained by multiplying: (i) 1/12, by (ii) 12.5 basis points, by (iii) the Unused Capacity for such month.

                  "Subsidiary" means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, is controlled by the specified Person, (ii) any Person of which the specified Person is, directly or indirectly, the owner of more than 50% of any voting class of Ownership Interests or
         (iii) any Person (A) which is a partnership and (B) of which the specified Person is a general partner and owns more than 50% of the partnership interests.

                  "Substitute Mortgaged Property" means each Multifamily Residential Property owned by Borrower (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) and added to the Collateral Pool after the Initial Closing Date in connection with a substitution of Collateral as permitted by Section 3.05.

                  "Substitution Fee" means, with respect to any substitution effected in accordance with Section 3.05, a fee equal to 50 basis points multiplied by the Allocable Facility Amount of the Substitute Mortgage Property added to the Collateral Pool.



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

                  "Sunrise" means Sunrise Assisted Living, Inc., a Delaware corporation.

                  "Surveys" means the as-built surveys of the Mortgaged Properties prepared in accordance with the requirements of Part III,
         Section 113 of the DUS Guide, or otherwise approved by Lender.

                  "Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Mortgaged Properties.

                  "Term of this Agreement" shall be determined as provided in
         Section 17.10.

                  "Termination Date" means, at any time during which Fixed Advances are Outstanding, the latest maturity date for any Fixed Advance Outstanding, and, at any time during which Fixed Advances are not Outstanding, the Variable Facility Termination Date.

                  "Three-Month LIBOR" means the London interbank offered rate for three-month U.S. dollar deposits, as such rate is reported in The Wall Street Journal. In the event that a rate is not published for Three-Month LIBOR, then the nearest equivalent duration London interbank offered rate for U.S. Dollar deposits shall be selected at Lender's reasonable discretion. If the publication of Three-Month LIBOR is discontinued, Lender shall determine such rate from another equivalent source selected by Lender in its reasonable discretion.

                  "Title Company" means First American Title Insurance Company.

                  "Title Insurance Policies" means the mortgagee's policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to the requirements of
         Part III, Section 111 of the DUS Guide, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as Lender may, from time to time, consider necessary or appropriate, whether or not required by the DUS Guide, including variable credit endorsements, if available, and tie-in Endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in Sections 6(a)(i) and 6(a)(iii) of the Stipulations and Conditions of the policy) equal to the Commitment.

                  "Transfer" means --

                  (1) as used with respect to ownership interests in Borrower or Sunrise means (i) a sale, assignment, pledge, transfer or other disposition of any ownership interest in Borrower or Sunrise, or (ii) the issuance or other creation of new ownership interests in Borrower or Sunrise or in any entity that has a direct or indirect ownership interest in Borrower or Sunrise, or (iii) a merger or consolidation of Borrower, as the case may be, into another entity or of another entity into Borrower as the case may be, or (iv) the reconstitution of Borrower from one type of entity to another type of entity, or (v) the



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         amendment, modification or any other change in the governing instrument or instruments of Borrower or Sunrise which has the effect of changing the relative powers, rights, privileges, voting rights or economic interests of the ownership interests in Borrower or Sunrise.

                  (2) as used with respect to ownership interests in a Mortgaged Property means (i) a sale, assignment, lease, pledge, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, any estate, rights, title or interest in a Mortgaged Property, or any portion thereof. Transfer does not include a conveyance of a Mortgaged Property at a judicial or non-judicial foreclosure sale under any security instrument or the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code.

                  "Unused Capacity" means, for any month, the sum of the daily average during such month of the undrawn amount of the Commitment available under Article I of the Agreement for the making of Advances, without regard to any unclosed Requests or to the fact that a Request must satisfy conditions precedent.

                  "Valuation" means, for any specified date, with respect to a Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Cap Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Cap Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing--

                  (i) the Net Operating Income of such Multifamily Residential Property, by

                  (ii) the most recent Cap Rate determined by Lender.

         Notwithstanding the foregoing, any Valuation for a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes a part of the Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

                  "Variable Advance" means a loan made by Lender to Borrower under the Variable Facility Commitment.

                  "Variable Facility" means the agreement of Lender to make Variable Advances to Borrower pursuant to Section 1.01.

                  "Variable Facility Availability Period" means the period beginning on the Initial Closing Date and ending on the 30th day before the Variable Facility Termination Date.



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

                  "Variable Facility Commitment" means an aggregate amount of $60,000,000, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit C, plus such amount as Borrower may elect to add to the Variable Facility Commitment in accordance with
         Article 4, less such amount as Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Section 1.08, and less such amount by which Borrower may elect to reduce the Variable Facility Commitment in accordance with
         Article V.

                  "Variable Facility Fee" means (i) 120 basis points per annum for a Variable Advance drawn from the Variable Facility Commitment initially available under the Agreement, (ii) if the Variable Facility Termination Date is extended pursuant to Section 1.07, for any Variable Advance drawn from any portion of the Variable Commitment after the original Variable Facility Availability Period, the number of basis points per annum determined by Lender as the Variable Facility Fee for such period, which fee shall be set by Lender not less than 30 days prior to the commencement of such period, and (iii) for any Variable Advance drawn from any portion of the Variable Facility Commitment increased under Article 4, the number of basis points per annum determined at the time of such increase by Lender as the Variable Facility Fee for such Variable Advance.

                  "Variable Facility Note" means, individually and collectively, promissory notes, each in the form attached as Exhibit C to the Agreement, which have been issued by Borrower to Lender to evidence Borrower's obligation to repay Variable Advances.

                  "Variable Facility Termination Date" means the date five years after the Initial Closing Date unless extended pursuant to Section 1.07.



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